Exhibit 10(iii)A(78)
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ACUITY BRANDS, INC.
Amended and Restated 2012 Omnibus Stock Incentive Compensation Plan
Global Restricted Stock Unit Notification and Award Agreement

Grantee: Grant Type: Grant ID: Grant Date: Award Amount: Vest Schedule: Grantee Level: Accept by Date:	/$ParticipantName$/ /$GrantType$/ /$GrantID$/ /$GrantDate$/ /$AwardsGranted$/ /$VestingDescription$/ /$UserCode2$/ for Stock Ownership Guidelines (Exhibit A) /$AcceptByDate$/

    WHEREAS, Acuity Brands, Inc. (the “Company”) maintains the Amended and Restated Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan (the “Plan”) under which the Compensation Committee of the Company’s Board of Directors (the “Committee”) has authority to grant Restricted Stock Units (the “RSUs”); and
    WHEREAS, the Committee has determined that it is in the best interest of the Company and its stockholders to grant this RSU to the Grantee identified above, subject to the terms and conditions set forth in the Plan and this Global Restricted Stock Unit Notification and Award Agreement, together with its exhibits (the “Agreement”).
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Incorporation of the Plan. The provisions of the Plan are hereby incorporated by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. The Committee has final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Grantee and Grantee’s legal representative with respect to any questions arising under the Plan or this Agreement.
2.Grant of Restricted Stock Unit Award. The Committee, on behalf of the Company, hereby grants to Grantee, effective as of the Grant Date, RSUs equal to the Award Amount set forth above, on the terms and conditions set forth in this Agreement, including the specific vesting requirements set forth above under the Vest Schedule, and as otherwise provided in the Plan.
3.Acceptance of Restricted Stock Unit Award. This award of RSUs is conditioned upon Grantee’s acceptance of the terms of this Agreement, as evidenced by Grantee’s execution of this Agreement or by Grantee’s electronic acceptance of this Agreement in a manner and during the time period allowed by the Company. If the terms of this Agreement are not timely accepted by execution or by such electronic means, the award of RSUs may be cancelled.
4.Vesting of Restricted Stock Unit Award.
a)In General. Provided that Grantee provides continuous service to the Company, a Subsidiary or Affiliate as an Employee, Consultant, or member of the Board, subject to the other terms of this Agreement, the RSUs shall vest pursuant to the Vest Schedule set forth above.
b)Vesting Acceleration Upon Termination due to Death or Disability. Notwithstanding Section 4(a) above, if prior to the date on which the RSUs (or a portion thereof) vest and the restrictions with respect to the

Exhibit 10(iii)A(78)
RSUs lapse (the “Vesting Date”), (i) Grantee dies while actively employed by or providing services to the Company or a Subsidiary or an Affiliate, or (ii) Grantee’s employment or service terminates by reason of Grantee’s Disability, any unvested RSUs shall become fully vested and non-forfeitable as of the date of Grantee’s death or Disability.
c)Termination of Service for Any Other Reason. Except for death or Termination due to Disability, as provided in Section 4(b) above, or except as otherwise provided in a duly approved severance agreement with Grantee, if Grantee terminates his or her employment or service, or if the Company or, if different, the Subsidiary or an Affiliate employing or otherwise engaging Grantee (the “Service Recipient”) terminates Grantee’s employment or service prior to the Vesting Date (even in the case of unfair dismissal and whether or not later to be found invalid or in breach of applicable laws in the jurisdiction where Grantee is employed or providing service or the terms of Grantee’s employment or service agreement, if any) Grantee expressly acknowledges that the RSUs shall cease to vest further, the unvested RSUs shall be immediately forfeited, and Grantee shall be entitled only to the Shares issued as a result of RSUs that had vested prior to the Date of Termination. “Date of Termination” means the last day of Grantee’s active employment or service with the Service Recipient. For greater certainty, Grantee’s Date of Termination shall be deemed to be the date on which the notice of termination of employment or service provided is stated to be effective (and in the case of alleged constructive dismissal, the date on which the alleged constructive dismissal is alleged to have occurred), and not during or as of the end of any notice or other period following such date during which Grantee is in receipt of, or eligible to receive, statutory, contractual or common law notice of termination or any compensation in lieu of such notice or severance pay. The Company shall have the exclusive discretion to determine when Grantee is no longer actively employed or providing services for purposes of the RSU grant (including whether Grantee may still be considered to be providing services while on a leave of absence). Further, for greater certainty, a change in the capacity in which Grantee renders service to the Company or a Subsidiary or Affiliate as an Employee, Consultant or member of the Board will not be deemed a Termination for purposes of the RSU grant, provided that there is no interruption of Grantee's service.
d)Vesting Acceleration Upon a Change in Control. Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to the Vesting Date, all RSUs shall become fully vested and non-forfeitable as of the date of the Change in Control.
5.Dividend Equivalents. During the period that Grantee holds RSUs granted pursuant to this Agreement, on each date that the Company pays a cash dividend to holders of its Common Stock, the Company shall credit to a non-interest bearing account on its books for Grantee an amount equal to the United States (“U.S.”) Dollar amount paid per share of Common Stock for each unvested RSU held by Grantee under this Agreement (the “Dividend Equivalents”). The Dividend Equivalents credited to Grantee’s non-interest bearing account shall vest only to the extent that the RSUs vest and shall be paid in accordance with Section 6 below. The Dividend Equivalents shall be forfeited in the event that the RSUs are forfeited.
6.Issuance of Shares upon Vesting. No Shares shall be issued to Grantee prior to the date that the RSUs vest pursuant to this Agreement. As soon as practical and in any event within sixty (60) days after the date that the RSUs vest pursuant to Section 4 (or within such longer period as may be permitted under Section 409A upon Grantee’s death), and subject to the Company’s Incentive-Based Compensation Recoupment Policy (described in Section 10 below) and the applicable terms of Exhibit C attached hereto, the Company will cause Shares to be issued to an unrestricted account in Grantee’s name in payment of such vested RSUs and will cause any Dividend Equivalents attributed to such vested RSUs to be paid in cash to Grantee or, in the event of death, to Grantee’s heirs, subject to the applicable laws of descent and distribution. Notwithstanding the foregoing, (a) in the event of vesting of the RSUs upon a Change in Control, the RSUs and any Dividend Equivalents shall be paid in accordance with Section 14.2 of the Plan, and (b) to the extent that (i) the RSUs constitute “nonqualified deferred compensation” subject to Section 409A, (ii) Grantee is subject to U.S. federal taxation and (iii) the aforementioned sixty (60) day period spans two calendar years, the RSUs and any Dividend Equivalents will be paid in the second of such calendar years.
7.Transfer Restrictions. The RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the vested RSUs have been issued.
8.Stockholder Rights. The RSUs granted pursuant to this Agreement do not and shall not entitle Grantee to any rights of a stockholder of the Company’s Common Stock. Grantee’s rights with respect to the RSUs shall remain forfeitable at all times prior to the Vesting Date or such other date on which the RSUs vest pursuant to Section 4.

Exhibit 10(iii)A(78)
9.Adjustments Upon Specified Events. In the event of a Share Change (as defined in the Plan), the number and class of Shares or other securities that Grantee shall be entitled to, and shall hold, pursuant to this Agreement shall be appropriately adjusted or changed to reflect the Share Change, provided that any such additional Shares or additional or different Shares or securities shall remain subject to the restrictions in this Agreement.
10.Recoupment. All Awards of RSUs, whether unvested or vested, and any Shares issued or Dividend Equivalents paid on vesting of the RSUs, shall be subject to the Company’s Incentive-Based Compensation Recoupment Policy, as it may be amended from time to time (the “Recoupment Policy”), such that any Award that was made to a Grantee who is subject to the Recoupment Policy, and any Shares or Dividend Equivalents acquired pursuant to such Award, shall be subject to deduction, clawback or forfeiture, as provided under the Recoupment Policy. Further, the RSUs, whether unvested or vested, and any Shares issued or Dividend Equivalents paid on vesting of the RSUs, shall be subject to deduction, clawback or forfeiture to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any recoupment obligation arising under the Recoupment Policy or otherwise under applicable laws, rules, regulations or stock exchange listing standards, among other things, Grantee expressly and explicitly authorizes the Company to issue instructions, on Grantee’s behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any Shares, Dividend Equivalents or other amounts acquired pursuant to the RSUs to re-convey, transfer or otherwise return such Shares, Dividend Equivalents and/or other amounts to the Company upon the Company’s enforcement of the Recoupment Policy.
11.Compliance with Section 409A of the Code for U.S. Taxpayers. The parties intend that this Agreement and the benefits provided hereunder be exempt from the requirements of Section 409A of the Code (together with any U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”) to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4) or otherwise. However, to the extent that the RSUs (or any portion thereof) may be subject to Section 409A, the parties intend that this Agreement and such benefits comply with the deferral, payout, and other limitations and restrictions imposed under Section 409A and this Agreement shall be interpreted, operated and administered in a manner consistent with such intent. Notwithstanding any other provision of the Plan or this Agreement, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Grantee or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Nothing in this Agreement or the Plan shall provide a basis for any person to take action against the Company or any Subsidiary or Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any amount paid or RSUs granted under this Agreement, and neither the Company nor any of its Subsidiaries shall under any circumstances have any liability to Grantee or his or her estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this Agreement, including taxes, penalties or interest imposed under Section 409A.
12.Securities Law and other Legal Compliance. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Common Stock, the Company shall not be required to deliver any Common Stock issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Grantee understands that the Company is under no obligation to register or qualify the Common Stock with the SEC or any state, provincial or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of Common Stock. Further, Grantee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Common Stock.
13.Grantee’s Representation. Grantee represents and warrants that he or she is acquiring the RSUs and any Shares for investment purposes only, and not with a view to distribution thereof.
14.Confidentiality, Inventions, Non-Solicitation and Non-Competition; Stock Ownership Guidelines. In exchange for receipt of consideration in the form of the RSU award pursuant to this Agreement

Exhibit 10(iii)A(78)
and other good and valuable consideration, Grantee agrees that he/she shall comply with the confidentiality, inventions, non-solicitation and non-competition provisions attached hereto as Exhibit C. Grantee acknowledges its obligations, if and as applicable to Grantee’s position, described in the Company’s Stock Ownership Guidelines in effect from time to time, as summarized in Exhibit A.
15.Nature of Grant. In accepting the grant, Grantee acknowledges, understands and agrees that:
a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
b)the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
c)all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
d)the RSU grant and Grantee’s participation in the Plan shall not create a right to employment or service or be interpreted as forming or amending an employment or services contract with the Company and shall not interfere with the ability of the Service Recipient to terminate Grantee’s employment or service relationship (if any);
e)Grantee is voluntarily participating in the Plan;
f)if Grantee is an Employee, the RSUs and the Shares subject to the RSUs, and any related income and value, are not intended to replace any pension rights or compensation;
g)if Grantee is an Employee, the RSUs and the Shares subject to the RSUs, and any related income and value, are not part of normal or expected compensation for any purposes including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension, retirement, welfare benefits or similar payments;
h)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
i)no claim or entitlement to compensation or damages shall arise from any loss of any right or benefit, or prospective right or benefit, including the forfeiture of RSUs resulting from the termination of Grantee’s employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where Grantee is employed or providing service or the terms of Grantee’s employment or service agreement, if any) and any forfeiture of RSUs or recoupment of Shares resulting from the application of the Recoupment Policy or any other forfeiture or recoupment pursuant to Section 10 of this Agreement;
j)unless otherwise agreed with the Company, the RSUs and Shares subject to the RSUs, and any related income and value, are not granted as consideration for, or in connection with, the service Grantee may provide as a director of a Subsidiary; and
k)the Company shall not be liable for any foreign exchange rate fluctuation between Grantee’s local currency and the U.S. Dollar that may affect the value of the RSUs or of any amounts due to Grantee pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
16.Responsibility for Taxes.
a)Grantee acknowledges that, regardless of any action taken by the Company or the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Grantee’s participation in the Plan and legally applicable to Grantee (“Tax-Related Items”), is and remains Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. Grantee further acknowledges that the Company and/or the Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items

Exhibit 10(iii)A(78)
in connection with any aspect of the RSUs or the Dividend Equivalents, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt or payment of any dividends or any Dividend Equivalents and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs or the Dividend Equivalents to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Grantee is subject to Tax-Related Items in more than one jurisdiction, Grantee acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
b)In connection with any relevant taxable or tax withholding event, as applicable, Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, Grantee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations, if any, with regard to all Tax-Related Items by one or a combination of the following:
(i)withholding from Grantee’s wages or other cash compensation payable to Grantee by the Company and/or the Service Recipient; or
(ii)withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the RSU either through a voluntary sale or through a mandatory sale arranged by the Company (on Grantee’s behalf pursuant to this authorization);
(iii)withholding in Shares to be issued pursuant to the RSUs; or
(iv)any other method of withholding determined by the Company to comply with applicable laws and the Plan.
c)Notwithstanding Section 16(b) above or Section 16(g) below, if Grantee is subject to the reporting requirements of Section 16(a) of the Exchange Act, then any applicable withholding obligations will be satisfied by withholding in Shares to be issued pursuant to the RSUs, unless such withholding is not feasible under applicable tax or securities law or has materially adverse accounting consequences, in which case, the Company may satisfy any withholding obligations for Tax-Related Items in accordance with Section 16(b)(i) or (ii).
d)Subject to Section 16.2 of the Plan, the Company may withhold or account for the Tax-Related Items by considering statutory withholding amounts or other applicable withholding rates in Grantee’s jurisdiction(s), including (i) maximum applicable rates, in which case Grantee may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and will have no entitlement to the Common Stock equivalent or (ii) minimum rates or such other applicable rates, in which case Grantee may be solely responsible for paying any additional Tax-Related Items to the applicable tax authorities or the Service Recipient.
e)If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Grantee is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.
f)The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Grantee fails to comply with Grantee’s obligations in connection with the Tax-Related Items.
g)To the extent that a withholding obligation for Tax-Related Items arises prior to the scheduled Vesting Date or such other vesting event hereunder, the Company may accelerate the vesting of RSUs to the extent necessary to satisfy such Tax-Related Items in the manner set forth in Section 16(b)(ii) or (iii). However, notwithstanding anything in this Section 16 to the contrary, to the extent that the RSUs constitute “nonqualified deferred compensation” subject to Section 409A and Grantee is subject to U.S. federal taxation, the number of Shares withheld (or sold on Grantee’s behalf) shall not exceed the number of Shares that equals the liability for Tax-Related Items. For avoidance of doubt, any vesting and settlement of RSUs effected to cover Tax-Related Items pursuant to this Section 16(g) shall apply only to the applicable number of RSUs and not to any associated Dividend Equivalents thereon, which shall remain subject to vesting on the dates or events set forth in Section 4 and payable pursuant to Section 6 of this Agreement.

Exhibit 10(iii)A(78)
17.Data Privacy. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this Agreement and any other RSU grant materials (“Data”) by and among, as applicable, the Company and its other Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing Grantee’s participation in the Plan.
Grantee understands that the Company holds certain personal information about Grantee, including, but not limited to, Grantee’s name, home address, email address, telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
Grantee understands that Data will be transferred to Bank of America Merrill Lynch (“Merrill Lynch”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Grantee understands that the recipients of the Data may be located in the U.S. or elsewhere, and that the recipients’ country (e.g., the U.S.) may have different data privacy laws and protections than Grantee’s country. Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Grantee authorizes the Company, Merrill Lynch and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan. Grantee understands he or she may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If Grantee does not consent, or if Grantee later seeks to revoke his or her consent, his or her employment or service status will not be adversely affected; the only consequence of refusing or withdrawing Grantee’s consent is that the Company would not be able to grant RSUs or other equity awards to Grantee or administer or maintain such awards. Therefore, Grantee understands that refusing or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on the consequences of Grantee’s refusal to consent or withdrawal of consent, Grantee understands that he or she may contact his or her local human resources representative.
18.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the underlying Shares. Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
19.Insider Trading/Market Abuse Restrictions. Grantee may be subject to insider trading restriction and/or market abuse laws in applicable jurisdictions including, but not limited to, the U.S. and Grantee’s country of residence, which may affect Grantee’s ability to accept, acquire sell or otherwise dispose of Shares or rights to Shares (e.g., RSUs) or rights linked to the value of Shares during such times as Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Grantee is responsible for ensuring Grantee’s own compliance with any applicable restrictions and is advised to speak with his or her personal legal advisor on this matter.
20.Foreign Asset / Account or Tax Reporting; Exchange Control. Grantee acknowledges that there may be certain exchange control, foreign asset/account, or tax reporting requirements which may affect Grantee’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends or Dividend Equivalents) in a brokerage or bank account outside Grantee’s country. Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Grantee also may be required to repatriate sale proceeds or other funds received as a result of Grantee’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Grantee acknowledges that it is Grantee’s responsibility to be compliant with such regulations, and Grantee should consult his or her personal legal advisor for any details.

Exhibit 10(iii)A(78)
21.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company. By Grantee’s execution of this Agreement or acceptance by electronic means and the electronic signature of the Company’s representative, Grantee and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan and this Agreement.
22.Country-Specific Terms and Conditions. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any additional terms and conditions set forth in Exhibit B to this Agreement for Grantee’s country. Moreover, if Grantee relocates to one of the countries included in Exhibit B, the additional terms and conditions for such country will apply to Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Exhibit B constitutes part of this Agreement.
23.Language. Grantee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Grantee to understand the terms of this Agreement. Furthermore, if Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
24.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
25.Governing Law and Venue. Except with respect to Exhibit C, the RSU grant and the provisions of this Agreement and the validity, interpretation, construction and performance of same shall be governed by, and subject to, the laws of the State of Delaware, without regard to its conflict of law provisions. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the RSUs or this Agreement, shall be brought and heard exclusively in the U.S. District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
26.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
27.Waiver. Grantee acknowledges that a waiver by the Company of any provision, or breach thereof, of this Agreement on any occasion shall not operate or be construed as a waiver of such provision on any other occasion or as a waiver of any other provision of this Agreement, or of any subsequent breach by Grantee or any other Plan participant.
28.Pronouns; Including. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”
29.Successors in Interest. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, and successors.
30.Integration. This Agreement, along with any Exhibit hereto, encompasses the entire agreement of the parties related to the subject matter of this Agreement, and supersedes all previous understandings and agreements between them, whether oral or written, except as otherwise described specifically in Exhibit C. The parties hereby

Exhibit 10(iii)A(78)
acknowledge and represent, that they have not relied on any representation, assertion, guarantee, warranty, collateral contract or other assurance, except those set out in this Agreement, made by or on behalf of any other party or any other person or entity whatsoever, prior to the execution of this Agreement.
31.Interpretation. The Committee shall have the sole and absolute authority to interpret, construe and apply the terms of the Plan and this Agreement and to make any and all determinations under them. Any determination or decision by the Committee shall be final, binding and conclusive upon Grantee, Grantee’s legal representative and the Company for all purposes.
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By completing the online acceptance process, Grantee accepts the grant of RSUs and agrees to all the terms and conditions described in this Agreement and in the Plan.

PLEASE RETAIN THIS AGREEMENT AND ALL EXHIBITS FOR YOUR RECORDS.

Exhibit 10(iii)A(78)
EXHIBIT A
STOCK OWNERSHIP GUIDELINES AND RETENTION REQUIREMENT

It is the Company’s belief and expectation that executives should own a reasonable amount of Common Stock to further align their interests with those of our stockholders. Accordingly, you acknowledge that you have read the Company’s Stock Ownership Guidelines (“Guidelines”), as posted on the Company’s website, and that you are expected to adhere to those Guidelines.
Your stock ownership level and retention requirements are set forth below based on the Grantee Level stated on the first page of this Agreement.

Grantee Level / Title	Ownership Multiple of Annual Base Salary	Retention Requirement Percentage
0 – CEO	6	50%
1 – Other Named Executive Officers (NEOs)	3	50%
2 – Senior Vice Presidents (other than NEOs)	2	50%
3 – All Other Associates/Participants	0	0%

Exhibit 10(iii)A(78)
EXHIBIT B
ADDITIONAL TERMS AND CONDITIONS FOR GRANTEES OUTSIDE THE U.S.
Terms and Conditions
This Exhibit B includes additional terms and conditions that govern the RSUs granted to Grantee under the Plan if Grantee resides in one of the countries listed below. These terms and conditions are in addition to, or if so indicated, in place of the terms and conditions in the Agreement. If Grantee is a citizen or resident of a country other than the one in which he or she is currently working, transferred employment and/or residency after the RSUs were granted, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Grantee.
Notifications
This Exhibit B also includes information regarding exchange controls and certain other issues of which Grantee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of June 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Grantee not rely on the information in this Exhibit B as the only source of information relating to the consequences of Grantee’s participation in the Plan because the information may be out of date at the time that the RSUs vest or Grantee sells Shares.
In addition, the information contained herein is general in nature and may not apply to Grantee’s particular situation, and the Company is not in a position to assure Grantee of a particular result. Accordingly, Grantee should seek appropriate professional advice as to how the relevant laws in Grantee’s country may apply to his or her situation.
If Grantee is a citizen or resident of a country other than the one in which he or she is currently working, transferred employment and/or residency after the RSUs were granted, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to Grantee.
Certain capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Plan and the Agreement.
EUROPEAN UNION/EUROPEAN ECONOMIC AREA
(Including United Kingdom)
Data Privacy. The provisions below replace Section 17 of the Agreement if Grantee is located in the European Union/European Economic Area (including the United Kingdom).
a)Data Collection and Usage. Pursuant to applicable data protection laws, Grantee is hereby notified that, in order to perform this Agreement and facilitate Grantee’s participation in the Plan, the Company will collect, process, use, and transfer Grantee’s Personal Data (as defined herein) for purposes of allocating Shares and implementing, administering, and managing the Plan. Where required, the legal basis underlying the Company’s collection, use, transfer and other processing of Grantee’s Personal Data is the necessity of the processing (i) for the performance of this Agreement subject to the terms and conditions set forth in the Plan, (ii) to comply with legal obligations to which the Company is subject according to European Union (“EU”), European Economic Area (“EEA”) or Member State law, or (iii) the pursuit of the Company's legitimate interest to comply with legal obligations to which the Company is subject according to law established outside the EU/EEA. Grantee’s personal data and personally-identifiable information processed by the Company includes Grantee’s name, home address, telephone number and email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any equity or directorships held in the Company and any Subsidiary, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested, or outstanding in Grantee’s favor, which the Company receives from Grantee or the Service Recipient (“Personal Data”). Grantee’s provision of Personal Data is a contractual requirement under this Agreement and the Plan. Grantee’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Grantee’s ability to participate in the Plan.

Exhibit 10(iii)A(78)
b)Stock Plan Administration Service Providers. The Company transfers Personal Data to Merrill Lynch, Pierce, Fenner & Smith Incorporated (including its affiliated companies; collectively “Bank of America Merrill Lynch”), an independent service provider with operations relevant to the Company in the United States, which assists the Company with the implementation, administration, and management of the Plan. In this case, Grantee’s Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering, and operating the Plan. Grantee will be asked to agree on separate terms and data processing practices with Bank of America Merrill Lynch, which is a condition to Grantee’s ability to participate in the Plan. In the future, the Company may select a different service provider, which will act in a similar manner, and share Personal Data with such service provider.
c)International Data Transfers. The Company and Bank of America Merrill Lynch are based in the United States, which means that it will be necessary for Personal Data to be transferred to, and processed in, the United States. If Grantee is outside the United States, Grantee should note that his or her country may have enacted data privacy laws that are different from the laws of the United States. Further, in the absence of appropriate safeguards such as EU Standard Contractual Clauses published by the EU Commission, the processing of Grantee’s Personal Data in the United States or, as the case may be, other countries, might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, Grantee might not have enforceable rights regarding the processing of his or her Personal Data in such countries.
The Company provides appropriate safeguards for protecting Personal Data that it receives in the United States through its adherence to EU Standard Contractual Clauses entered into between the Company and its Subsidiaries and Affiliates within the EU, the EEA and the United Kingdom. Grantee can ask for copies of such EU Standard Contractual Clauses using the following contact details: Rob Selker at rob.selker@eldoled.com, Loic Mrissa at lmrissa@distech-controls.com, or Ian Doyle at IDoyle@holophane.co.UK, or their successors. Bank of America Merrill Lynch has not implemented appropriate safeguards such as the EU Standard Contractual Clauses. As a consequence, if Grantee is located in the EU, the EEA or the United Kingdom, Personal Data is transferred by the Company to Bank of America Merrill Lynch solely based on Grantee’s consent provided to the Company as follows:

If Grantee is located in the EU, the EEA or the United Kingdom, by signing or otherwise entering into this Agreement, Grantee unambiguously consents to the onward transfer of Personal Data by the Company to Bank of America Merrill Lynch as described in Section 17(c) above. Grantee understands that granting such consent is voluntary and that Grantee may, at any time and with future effect, refuse to provide such consent or withdraw such consent by contacting Rob Selker at rob.selker@eldoled.com, Loic Mrissa at lmrissa@distech-controls.com, or Ian Doyle at IDoyle@holophane.co.UK, or their successors. If Grantee does not consent or later withdraws consent, Grantee’s employment status or service with the Service Recipient will not be affected. The only consequence of not providing or withdrawing consent is that the Company would not be able to grant RSUs or other equity awards to Grantee or administer or maintain such awards. Therefore, Grantee understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal or withdrawal of consent, Grantee may contact Rob Selker at rob.selker@eldoled.com, Loic Mrissa at lmrissa@distech-controls.com, or Ian Doyle at IDoyle@holophane.co.UK, or their successors.

d)Data Retention. The Company will use Grantee’s Personal Data only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, labor, securities, and exchange control laws. This period may extend beyond Grantee’s employment or service with the Service Recipient. When the Company no longer needs Grantee’s Personal Data, the Company will remove it from it from its systems to the fullest extent reasonably practicable. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.
e)Data Subject Rights. Grantee has a number of rights under data privacy laws in his or her country. Depending on where Grantee is based and subject to the applicable statutory conditions, Grantee’s rights include the right to (a) request access or copies of Personal Data the Company processes, (b) rectification of incorrect or incomplete data, (c) deletion of data, (d) restrictions on processing, (e) object to the processing for legitimate interests, (f) portability of data, (g) lodge complaints with competent authorities in Grantee’s country, and/or (h) request a list with the names and addresses of any potential recipients of Grantee’s Personal Data. To receive clarification regarding Grantee’s rights or to exercise Grantee’s rights, Grantee should contact his or her local human resources representative.

Exhibit 10(iii)A(78)
f)Controller and Authorized EU Representative. The Company is the controller responsible for the processing of Grantee's Personal Data as described in this Section 17. The Company’s authorized representatives in the EU are Rob Selker, eldoLED B.V., Science Park Eindhoven 5125, 5692 ED Son, The Netherlands, and Loic Mrissa, Distech Controls, ZAC de Sacuny, 558 avenue Marcel Mérieux Brignais, France, or their successors.
CANADA
(Quebec Only)
Terms and Conditions
French Language Documents. A French translation of this document and the Plan will be made available to Grantee as soon as reasonably practicable. Notwithstanding anything to the contrary in the Agreement, and unless Grantee indicates otherwise, the French translation of this document and the Plan will govern Grantee’s participation in the Plan.
Documents en Langue Française. Une traduction française du présent document et du Plan sera mise à la disposition du Grantee dès que cela sera raisonnablement possible. Nonobstant toute disposition contraire dans le Contrat, et à moins que le Grantee n'indique le contraire, la traduction française du présent document et du Plan régira la participation du Grantee au Plan.
Data Privacy. The following provision supplements Section 17 of the Agreement:
Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Grantee further authorizes the Company, any Subsidiary or Affiliate to disclose and discuss the Plan with their advisors. Grantee further authorizes the Company and any Subsidiary or Affiliate to record such information and to keep such information in Grantee’s file. Grantee acknowledges that Grantee’s personal information, including any sensitive personal information, may be transferred or disclosed outside the province of Quebec, including to the U.S. If applicable, Grantee also acknowledges and authorizes the Company, the Service Recipient, and Merrill Lynch to use technology for profiling purposes and to make automated decisions that may have an impact on Grantee or the administration of the Plan.
CANADA
(All Provinces, Including Quebec)
Terms and Conditions
Termination of Service. The following provision supplements Section 4(c) of the Agreement:
Notwithstanding Section 4(c) of the Agreement, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Grantee’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of Grantee’s minimum statutory notice period, but Grantee will not earn or be entitled to pro-rated vesting if the Vesting Date falls after the end of Grantee’s statutory notice period, nor will Grantee be entitled to any compensation for lost vesting.
Notifications
Securities Law Notice. Grantee acknowledges that he or she is permitted to sell the Shares acquired under the Plan through Bank of America Merrill Lynch or other such stock plan service provider as may be selected by the Company in the future, provided the sale of the Shares takes place outside of Canada through facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.
Foreign Asset and Account Reporting Information. Canadian residents may be required to report foreign specified property on Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time in the year. Foreign specified property includes Shares acquired under the Plan and may include the RSUs, and their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if the Canadian resident owns other Shares, whether acquired under the Plan or outside of it, the ACB of Shares

Exhibit 10(iii)A(78)
acquired pursuant to this Agreement may have to be averaged with the ACB of the other Shares. The Form T1135 generally must be filed by April 30 of the following year. Canadian residents should consult with a personal advisor to ensure compliance with the applicable reporting requirements.
FRANCE
Terms and Conditions
Restricted Stock Units Not French-qualified. The RSUs granted under this Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.
Language Consent. By accepting the grant, Grantee confirms having read and understood the Plan and Agreement which were provided in the English language. Grantee accepts the terms of those documents accordingly.
Consentement linguistique. En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.
Notifications
Foreign Asset and Account Reporting Information. French residents holding cash or Shares outside France must declare all foreign bank and brokerage accounts (including any accounts that were closed during the tax year) on an annual basis, together with their income tax return.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported to the German Federal Bank (Bundesbank). If Grantee receives a payment in excess of €12,500 (including if Grantee acquires Shares under the Plan or receives dividends or Dividend Equivalents with a value in excess of this amount or sells Shares via a foreign broker, bank, or service provider and receives proceeds in excess of this amount), Grantee must report the payment to Bundesbank, either electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website (www.bundesbank.de) or by such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such other timing as is permitted or required by Bundesbank. Grantee should consult Grantee’s personal legal advisor to ensure compliance with the applicable reporting requirements.
Foreign Asset/Account Reporting Information. If Grantee’s acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, Grantee will need to report the acquisition of Shares when Grantee files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds €150,000 or (ii) the Shares held exceed 10% of the total Common Stock. However, provided the Common Stock continues to be listed on a recognized stock exchange (e.g., the New York Stock Exchange) and Grantee owns less than 1% of the Company, this requirement will not apply. Grantee should consult with his or her personal tax advisor to ensure Grantee complies with applicable reporting obligations.
ITALY
Terms and Conditions
Terms of Grant. By accepting the RSUs, Grantee acknowledges that (a) Grantee has received a copy of the Plan, the Agreement and this Exhibit B; (b) Grantee has reviewed those documents in their entirety and fully understands the contents thereof; and (c) Grantee accepts all provisions of the Plan and the Agreement, including this Exhibit B. Grantee further acknowledges that Grantee has read and specifically and expressly approves, without limitation, the following sections of the Agreement: Section 3 (Acceptance of Restricted Stock Unit Award); Section 4 (Vesting of Restricted Stock Unit Award); Section 13 (Grantee’s Representation); Section 14 (Confidentiality, Inventions, Non-Solicitation and Non-Competition); Section 15 (Nature of Grant); Section 16

Exhibit 10(iii)A(78)
(Responsibility for Taxes); Section 17 (Data Privacy); Section 19 (Insider Trading/Market Abuse Restrictions); Section 23 (Language) and Section 25 (Governing Law and Venue).
Notifications
Foreign Asset / Account Reporting Requirement. Italian residents who, during any fiscal year, hold investments or financial assets outside Italy (e.g., cash, Shares) which may generate income taxable in Italy must report such investments or assets in their annual tax return or on a special form if no tax return is due. These reporting obligations also apply if an Italian resident is the beneficial owner of foreign financial assets under Italian money laundering provisions.
MEXICO
Terms and Conditions
Labor Law Policy and Acknowledgment. By participating in the Plan, Grantee expressly recognizes that Acuity Brands Inc., with registered offices at 1170 Peachtree Street, NE Suite 1200, Atlanta, GA 30309, U.S., is solely responsible for the administration of the Plan and that Grantee’s participation in the Plan and acquisition of Shares does not constitute a relationship as an Employee with the Company since Grantee is participating in the Plan on a wholly commercial basis and the sole Service Recipient is a Subsidiary or Affiliate of the Company (“Acuity-Mexico”). Based on the foregoing, Grantee expressly recognizes that the Plan and the benefits that may be derived from participation in the Plan do not establish any rights between Grantee and the Service Recipient, Acuity-Mexico, and do not form part of the employment or service conditions and/or benefits provided by Acuity-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Grantee’s relationship as an Employee or Consultant.
Grantee further understands that Grantee’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company. Therefore, the Company reserves the absolute right to amend and/or discontinue Grantee’s participation at any time without any liability to Grantee.
Finally, Grantee hereby declares that Grantee does not reserve to himself or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Grantee therefore grants a full and broad release to the Company, the Service Recipient, its Subsidiaries and Affiliates, branches, representation offices, its stockholders, officers, agents or legal representatives with respect to any claim that may arise.
Política de Ley Laboral y Reconocimiento. Participando en el Plan, el Participante reconoce expresamente que Acuity Brands Inc., con oficinas registradas en 1170 Peachtree Street, NE Suite 1200, Atlanta, GA 30309, U.S., es el único responsable de la administración del Plan y que la participación del Participante en el mismo y la compra de acciones bursátiles no constituye de ninguna manera una relación laboral entre Usted y la Compañía dado que su participación en el Plan deriva únicamente de una relación comercial y que el único Destinatario del Servicio es una Subsidiaria o Afiliada del la Compañía (“Acuity-Mexico”). Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre el Participante y el Destinatario del Servicio, Acuity-Mexico, y no forman parte de las condiciones de empleo o servicio y/o prestaciones otorgadas por Acuity-Mexico, y cualquier modificación al Plan o la terminación del mismo no podrá ser interpretada como una modificación o degradación de los términos y condiciones de su trabajo.
Asimismo, el Participante entiende que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía. Por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar la participación del Participante en cualquier momento, sin ninguna responsabilidad ante el Participante.
Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia el Participante otorga un amplio y total finiquito a la Compañía, el Destinatario del Servicio, sus Subsidiarias y Afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

Exhibit 10(iii)A(78)
Securities Law Information. The RSUs and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the RSUs may not be publicly distributed in Mexico. These materials are addressed to Grantee only because of Grantee’s existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present Employees in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country specific provisions.
UNITED KINGDOM
Terms and Conditions
Issuance of Shares upon Vesting. The following supplements Section 6 of the Agreement:
Notwithstanding anything to the contrary in the Plan or the Agreement, RSUs granted to Grantees resident in the United Kingdom (“U.K.”) shall be paid in Shares only.
Responsibility for Taxes. The following supplements Section 16 of the Agreement:
Without limitation to Section 16 of the Agreement, Grantee hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, the Service Recipient or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). Grantee also hereby agrees to indemnify and keep indemnified the Company and (if different) the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Grantee’s behalf.
Notwithstanding the foregoing, if Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of immediately foregoing provision will not apply. In this case, the amount of the income tax not collected within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to Grantee on which additional income tax and National Insurance contributions (“NICs”) may be payable. Grantee understands that he or she will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Service Recipient, as applicable, for the value of any employee NICs due on this additional benefit, which may be recovered from Grantee by the Company or the Service Recipient at any time thereafter by any of the means referred to in Section 16 of the Agreement.

Exhibit 10(iii)A(78)
EXHIBIT C
CONFIDENTIALITY, INVENTIONS, NON-SOLICITATION AND NON-COMPETITION PROVISIONS
1.Definitions.
A.“Confidential Information” “Confidential Information” means the following:
i.data and information relating to the Company’s Business (as defined herein); which is disclosed to Grantee or of which Grantee became aware of as a consequence of Grantee’s relationship with the Company; has value to the Company; is not generally known to the competitors of the Company; and which includes trade secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data, and similar information. For purposes of the Confidentiality, Inventions, Non-Solicitation and Non-Competition Provisions (the “Confidentiality Provisions”), subject to the foregoing, and according to terminology commonly used by the Company, the Company’s Confidential Information shall include, but not be limited to, information pertaining to: (1) business opportunities; (2) data and compilations of data relating to the Company’s Business; (3) compilations of information about, and communications and agreements with, customers and potential customers of the Company; (4) computer software, hardware, network and internet technology utilized, modified or enhanced by the Company or by Grantee in furtherance of Grantee’s duties with the Company; (5) compilations of data concerning Company products, services, customers, and end users including but not limited to compilations concerning projected sales, new project timelines, inventory reports, sales, and cost and expense reports; (6) compilations of information about the Company’s employees and independent contracting consultants; (7) the Company’s financial information, including, without limitation, amounts charged to customers and amounts charged to the Company by its vendors, suppliers, and service providers; (8) proposals submitted to the Company’s customers, potential customers, wholesalers, distributors, vendors, suppliers and service providers; (9) the Company’s marketing strategies and compilations of marketing data; (10) compilations of data or information concerning, and communications and agreements with, vendors, suppliers and licensors to the Company and other sources of technology, products, services or components used in the Company’s Business; (11) any information concerning services requested and services performed on behalf of customers of the Company, including planned products or services; and (12) the Company’s research and development records and data. Confidential Information also includes any summary, extract or analysis of such information together with information that has been received or disclosed to the Company by any third party as to which the Company has an obligation to treat as confidential.
ii.Confidential Information shall not include:
a)Information generally available to the public other than as a result of improper disclosure by Grantee;
b)Information that becomes available to Grantee from a source other than the Company (provided Grantee has no knowledge that such information was obtained from a source in breach of a duty to the Company);
c)Information disclosed pursuant to law, regulations or pursuant to a subpoena, court order or legal process; and/or
d)Information obtained in filings with the Securities and Exchange Commission.
B.“Trade Secrets” has the meaning set forth under Georgia law, O.C.G.A. §§ 10-1-760, et seq.
C.“Customers” means those entities and/or individuals which, within the two-year period preceding the Date of Termination (as that term is defined in Restricted Stock Unit Agreement): (i) Grantee had material contact on behalf of the Company; (ii) about whom Grantee acquired, directly or indirectly, Confidential Information or Trade Secrets as a result of his/her employment with the Company; and/or (iii) Grantee exercised oversight or responsibility of subordinates who engaged in Material Contact on behalf of the Company. Additionally, “Customers” references only those entities and/or individuals with whom the Company currently has a business relationship, or with whom it expended resources to have or resume the same during the two-year period referenced herein.

Exhibit 10(iii)A(78)
D.“Company” means Acuity Brands, Inc., along with its Subsidiaries or other Affiliates.
E.“Company’s Business” means the design, manufacture, installation, servicing, and/or sale of one or more of the following and any related products and/or services: lighting fixtures and systems; lighting control components and systems (including but not limited to dimmers, switches, relays, programmable lighting controllers, sensors, timers, and range extenders for lighting and energy management and other purposes); building management and/or control systems; commercial building lighting controls; intelligent building automation and energy management products, software and solutions; motorized shading and blind controls; building security and access control and monitoring for fire and life safety; emergency lighting fixtures and systems (including but not limited to exit signs, emergency light units, inverters, back-up power battery packs, and combinations thereof); battery powered and/or photovoltaic lighting fixtures; electric lighting track units; hardware for mounting and hanging electrical lighting fixtures; aluminum, steel and fiberglass fixture poles for electric lighting; light fixture lenses; sound and electromagnetic wave receivers and transmitters; flexible and modular wiring systems and components (namely, flexible branch circuits, attachment plugs, receptacles, connectors and fittings); LED drivers and other power supplies; daylighting systems including but not limited to prismatic skylighting and related controls; organic LED products and technology; medical and patient care lighting devices and systems; indoor positioning products and technology; software and hardware solutions that collect data about building and business operations and occupant activities via sensors and use that data to provide software services or data analytics; sensor based information networks; and any wired or wireless communications and monitoring hardware or software related to any of the above. This shall not include any product or service of the Company if the Company is no longer in the business of providing such product or service to its customers at the relevant time of enforcement.
F.“Employee Services” shall mean the duties and services of the type conducted, authorized, offered, or provided by Grantee in his/her capacity as an Employee on behalf of the Company within twelve (12) months prior to the Date of Termination.
G.“Territory” means the country in which Grantee is employed by the Company (the “Country”). Grantee acknowledges that the Company is licensed to do business in the Country and in fact does business in all states, territories, provinces and other parts of the Country. Grantee further acknowledges that the services she/he has performed on behalf of the Company are at a senior level and are not limited in their territorial scope to any particular city, state, or region, but instead affect the Company’s activity within the Country. Specifically, Grantee provides Employee Services on the Company’s behalf throughout the Country, meets with Company agents and distributors, develops products and/or contacts throughout the Country, and otherwise engages in his/her work on behalf of the Company on a national level. Accordingly, Grantee agrees that these restrictions are reasonable and necessary to protect the Confidential Information, trade secrets, business relationships, and goodwill of the Company.
H.“Material Contact” shall have the meaning set forth in O.C.G.A. § 13-8-51(10), which includes contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the Date of Termination.
I.“Termination for Cause” or “Terminated for Cause” shall mean the involuntary termination of Grantee by the Company for the following reasons:
i.If termination shall have been the result of an act or acts by Grantee which constitute an indictable offense, a felony or any crime involving dishonesty, theft, fraud or moral turpitude;
ii.If termination shall have been the result of an act or acts by Grantee which are determined, in the good faith judgment of the Company, to be in violation of written policies of the Company;
iii.If termination shall have been the result of an act or acts of dishonesty by Grantee resulting or intended to result directly or indirectly in gain or personal enrichment to Grantee at the expense of the Company;

Exhibit 10(iii)A(78)
iv.Upon the willful and continued failure by Grantee to substantially perform the duties assigned to Grantee (other than any such failure resulting from incapacity due to mental or physical illness constituting a Disability), after a demand in writing for substantial performance of such duties is delivered by the Company, which demand specifically identifies the manner in which the Company believes that Grantee has not substantially performed his or her duties; or
v.If termination shall have been the result of the unauthorized disclosure by Grantee of the Company’s Confidential Information or violation of any other provision of the Confidentiality Provisions.
J.“Inventions” and “Works For Hire.” The term “Invention” means contributions, discoveries, improvements and ideas and works of authorship, whether or not patentable or copyrightable, and: (i) which relate directly to the Company’s Business, or (ii) which result from any work performed by Grantee or by Grantee’s fellow employees for the Company, or (iii) for which equipment, supplies, facilities, Confidential Information or Trade Secrets of the Company are used, or (iv) which is developed on the Company’s time. The term “Works For Hire” (“Works”) means all documents, programs, software, creative works and other expressions and information in any tangible medium created, in whole or in part, by Grantee during the period of and relating to his/her employment with the Company, whether copyrightable or otherwise protectable, other than Inventions.
2.Confidentiality, Inventions, Non-Solicitation and Non-Competition.
A.Purpose and Reasonableness of Provisions. Grantee acknowledges that, during the term of his/her employment with the Company and after the Date of Termination, the Company has furnished and may continue to furnish to Grantee Trade Secrets and Confidential Information, which, if used by Grantee on behalf of, or disclosed to, a competitor of the Company or other person, could cause substantial detriment to the Company. Moreover, the parties recognize that Grantee, during the term of his/her employment with the Company, has developed important relationships with customers, agents, and others having valuable business relationships with the Company, and that these relationships may continue to develop after the Date of Termination. In view of the foregoing, Grantee acknowledges and agrees that the restrictive covenants contained in this Section 2 are reasonably necessary to protect the Company’s legitimate business interests, Confidential Information, and good will.
B.Trade Secrets and Confidential Information. Grantee agrees that he/she shall protect the Company’s Trade Secrets (as defined in Section 1(b) above) and Confidential Information (as defined in Section 1(a) above) and shall not disclose to any person or entity, or otherwise use or disseminate, except in connection with the performance of his/her duties for the Company, any Trade Secrets or Confidential Information. However, Grantee may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Grantee will promptly notify the Company of such order or subpoena to provide it an opportunity to protect its interests. Grantee’s obligations under this Section 2(b) have applied throughout his/her active employment, shall continue after the Date of Termination, and shall survive any expiration or termination of the Confidentiality Provisions, so long as the information or material remains Confidential Information or a Trade Secret, as applicable.
Grantee further confirms that during his/her employment with the Company, including after the Date of Termination, he/she has not and will not offer, disclose or use on Grantee’s own behalf or on behalf of the Company, any information Grantee received prior to employment by the Company which was supplied to Grantee confidentially or which Grantee should reasonably know to be confidential.
Nothing in this section prohibits Grantee from reporting possible violations of law or regulation to any governmental agency or entity, or making other disclosures that are protected under the whistleblower provisions of law or regulation. Grantee does not need the prior authorization of the Company to make any such reports or disclosures, and Grantee is not required to notify the Company that Grantee has made such reports or disclosures.
C.Return of Property. On or before the Date of Termination, Grantee agrees to deliver promptly to the Company all files, customer lists, management reports, memoranda, research, Company forms, financial data and reports and other documents (including all such data and documents in electronic form) of the Company, supplied to or created by him/her in connection with his/her employment hereunder (including all copies of the foregoing) in his/her possession or control, and all of the Company’s equipment and other materials in his/her possession or control. Grantee further agrees and covenants not to retain any

Exhibit 10(iii)A(78)
such property and to permanently delete such information residing in electronic format to the best of his/her ability and not to attempt to retrieve it. Grantee’s obligations under this Section 2(c) shall survive any expiration or termination of the Confidentiality Provisions.
D.Inventions. Grantee does hereby assign to the Company the entire right, title and interest in any Invention which is or was made or conceived, either solely or jointly with others, during his/her employment with the Company, including after the Date of Termination. Grantee attests that he/she has disclosed (or promptly will disclose, if after the Date of Termination) to the Company all such Inventions. Grantee will, if requested, promptly execute and deliver to the Company a specific assignment of title for any such Invention and will at the expense of the Company, take all reasonably required action by the Company to patent, copyright or otherwise protect the Invention.
E.Non-Competition. In the event that Grantee,
i.voluntarily resigns from the Company,
ii.is Terminated for Cause (as defined above), or
iii.declines to sign a Confidential Severance Agreement and Release offered by the Company in the event of a termination for any reason other than a Termination for Cause (including, for example, as a result of a position elimination).
Grantee acknowledges and agrees that during his/her employment, and for twelve (12) months after the Date of Termination, he/she has not and will not, directly or indirectly, engage in, provide, or perform any Employee Services on behalf of any person or entity (or, if organized into divisions or units, any distinct division or operating unit) in the Territory that derives revenue from providing goods or services substantially similar to those which comprise the Company’s Business. Notwithstanding the foregoing, if the Company terminates Grantee’s employment for any reason other than a Termination for Cause (including, for example, as a result of a position elimination), and Grantee signs a Confidential Severance Agreement and Release offered by the Company, the period covered by this non-competition covenant will be reduced to either: (i) the time within which severance payments are scheduled to be paid to Grantee under such agreement, or (ii) if severance is paid to Grantee in a lump sum, the number of weeks of Grantee’s then-current regular salary that are used to calculate such lump sum payment; provided, however, that the restrictive period calculated hereunder shall not, in any event, exceed twelve (12) months following the Date of Termination.
F.Non-Solicitation of Customers. Grantee acknowledges and agrees that during his/her employment, and for twenty-four (24) months after the Date of Termination, Grantee has not and will not directly or indirectly solicit Customers (as defined in Section 1(c) above) with whom he/she had Material Contact (as defined in 1(g) above) for the purpose of providing goods and/or services competitive with the Company’s Business.
G.Non-Solicitation of Employees and Agents. Grantee acknowledges and agrees that during his/her employment, and for a period of twenty-four (24) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of Grantee or others, solicit, lure or attempt to hire away any of the Company’s employees or agents.
H.Non-Solicitation of Sales Agents. Grantee acknowledges and agrees that during his/her employment, and for a period of twenty-four (24) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of Grantee or others, solicit any of the Company’s Sales Agents for the purpose of disrupting their relationship with the Company and/or selling and/or facilitating the sale of products competitive with the Company’s Business. For purposes of this Section 2, a “Sales Agent” is any third-party agency, and/or its representatives, with which or whom the Company has contracted for the purpose of facilitating the sale of the Company’s products during the last twenty-four (24) months of Grantee’s employment with the Company.
I.Injunctive Relief. Grantee acknowledges that if he/she breaches or threatens to breach any of the provisions of this Section 2, his/her actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Section 2, the Company shall be entitled to seek injunctive relief, in addition to any other rights or remedies the Company may have. The existence of any claim or cause of action by

Exhibit 10(iii)A(78)
Grantee against the Company, whether predicated on the Confidentiality Provisions or otherwise, shall not constitute a defense to the enforcement by the Company of Grantee’s agreements under this Section 2.
3.Non-Assignable by Grantee. The parties acknowledge that the Confidentiality Provisions have been entered into due to, among other things, the special skills and knowledge of Grantee, and agree that the Confidentiality Provisions may not be assigned or transferred by Grantee.
4.Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:
If to the Company:    Acuity Brands, Inc.
Attention: Corporate Secretary
1170 Peachtree Street, NE, Suite 1200
Atlanta, Georgia 30309
If to Grantee:        To his or her last known address on file with the Company.
Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.
5.Provisions Severable.  If any provision or covenant, or any part thereof, contained in the Confidentiality Provisions is held by any court, agency, arbitrator or other competent authority to be invalid, illegal, or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, in the Confidentiality Provisions, all of which shall remain in full force and effect.  Each and every provision, paragraph and subparagraph of Section 2 above is severable from the other provisions, paragraphs and subparagraphs and constitutes a separate and distinct covenant. To the extent a court, agency, arbitrator or other competent authority finds that a provision is unenforceable because it is overbroad, the court may modify or reform the provision to the minimum extent necessary for the provision to remain in force and effect for the maximum duration, subject matter scope and geographic area as to which it may be enforceable.
The restrictive covenants set forth in Section 2 of the Confidentiality Provisions represent the entire agreement of the parties with respect to the subject matter thereof and supersede any prior agreement with respect thereto; provided, however, that the restrictive covenants described in this Exhibit C shall not supersede those set forth in either: (a) any Executive Severance Agreement applicable to Grantee, if any, (b) any Confidentiality, Inventions and Non-Solicitation Agreement to which Grantee is a party, if any, or (c) any restrictive covenants to which Grantee is a party under any employment agreement or offer letter, if any. To the extent that any agreement applicable to Grantee include restrictive covenant provisions that conflict with the provisions contained in these Confidentiality Provisions, the provisions that are more restrictive on Grantee will control.
6.Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of the Confidentiality Provisions shall not be deemed a waiver or relinquishment of any right granted in the Confidentiality Provisions or the future performance of any such term or condition or of any other term or condition of the Confidentiality Provisions, unless such waiver is contained in a writing signed by the party making the waiver.
7.Amendments and Modifications. The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator`s ability to modify the Confidentiality Provisions, pursuant to O.C.G.A. §§ 13-8-51(11); 53(d); or 54 in the event that either party initiates legal proceedings that relate in any way to this Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.
8.Governing Law and Venue. The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, United States of America, without regard to its conflict of law provisions. Any and all disputes relating to, concerning or arising from the Confidentiality Provisions, or relating to, concerning or arising from the relationship between the parties evidenced by the Confidentiality Provisions, shall be brought and heard exclusively in the U.S. District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby

Exhibit 10(iii)A(78)
represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
9.Legal Fees. Each party shall pay its own legal fees and other expenses associated with any dispute under the Confidentiality Provisions or any Exhibit hereto.
10.Tender Back Provision. If, in the context of a lawsuit involving Grantee or any other person or entity arguing on Grantee’s behalf, any court determines that any provisions of Section 2 are void, invalid, illegal, or otherwise unenforceable, Grantee shall be required to immediately return to the Company 70% of all monies paid out under Section 5 of the Restricted Stock Unit Agreement, or to return 70% of any unsold shares Grantee still owns of such RSUs awarded under Section 5 of the Restricted Stock Unit Agreement. For purposes of this section, the amount to be paid back shall be determined by ascertaining the value and amount the share(s) sold at the time that Grantee actually sold such share(s). You acknowledge and agree that this covenant does not constitute a penalty clause.
11.Tolling Period. If Grantee is found by a court to have violated any restriction in Section 2 of the Confidentiality Provisions, he/she agrees that the time period for such restriction shall be extended by one day for each day that he/she is found to have violated the restriction, up to a maximum of 18 months.
12.Language. The parties acknowledge that they have requested and are satisfied that the Confidentiality Provisions and all related documents be in the English language.
13.Scope. For the avoidance of doubt, Exhibit C applies only to Grantees who are Employees at the time of the Termination.

Exhibit 10(iii)A(78)
SPECIAL TERMS AND CONDITIONS EXHIBIT TO THE CONFIDENTIALITY, INVENTIONS, NON-SOLICITATION AND NON-COMPETITION PROVISIONS FOR GRANTEES OUTSIDE THE U.S.
This Appendix includes additional country-specific terms and conditions that apply to Grantees in the countries listed below with respect to the Confidentiality, Inventions, Non-Solicitation and Non-Competition Provisions (the “Confidentiality Provisions”). This Appendix is part of the Confidentiality Provisions and contains terms and conditions material to Grantee’s rights and obligations under the Confidentiality Provisions. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Confidentiality Provisions. For the avoidance of doubt, this Appendix applies only to Grantees who are Employees at the time of the Termination.
CANADA
The following provision replaces Section 1(b) of the Confidentiality Provisions:
“Trade Secrets” means technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, a list of actual or potential customers or suppliers, or any other proprietary information which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
The following provision replaces Section 1(h) of the Confidentiality Provisions:
“Material Contact” means contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained Confidential Information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the date of the Date of Termination.
The following provision shall be added to Section 1(i) as sub-section (vi):
“or (vi) Any other act or omission, or a series of acts or omissions, of Grantee which, pursuant to applicable law, constitutes “good and sufficient reason” or “just cause” (either at common law or civil law) for termination of employment without notice, payment in lieu of notice or any indemnity whatsoever.”
The following provision replaces Section 1(j) of the Confidentiality Provisions:
“Inventions” and “Works For Hire.” The term “Invention” means contributions, discoveries, improvements and ideas and works of authorship, whether or not patentable or copyrightable, and: (i) which relate directly to the Company’s Business, or (ii) which result from any work performed by Grantee or by Grantee’s fellow employees for the Company, or (iii) for which equipment, supplies, facilities, Confidential Information or Trade Secrets of the Company are used, or (iv) which is developed on the Company’s time. The term “Works For Hire”, also known as “Work Made in the Course of Employment” under s. 13(3) of the Canadian Copyright Act, (“Works”) means all documents, programs, software, creative works and other expressions and information in any tangible medium created, in whole or in part, by Grantee during the period of and relating to his/her employment with the Company, whether copyrightable or otherwise protectable, other than Inventions.
The following provision replaces Section 2(d) of the Confidentiality Provisions:
Inventions. Grantee does hereby assign to the Company the entire right, title and interest in any Invention which is or was made or conceived, either solely or jointly with others, and does hereby waive any and all other rights in any Inventions that are non-assignable, including, but not limited to common law rights, moral rights or any non-economic rights, during his/her employment with the Company, including after the Date of Termination. Grantee attests that he/she has disclosed (or promptly will disclose, if after the

Exhibit 10(iii)A(78)
Date of Termination) to the Company all such Inventions. Grantee will, if requested, promptly execute and deliver to the Company a specific assignment of title for any such Invention and will at the expense of the Company, take all reasonably required action by the Company to patent, copyright or otherwise protect the Invention.
The following provision replaces Section 2(e) of the Confidentiality Provisions:
E.    Non-Competition.
Grantee acknowledges and agrees that during his/her employment, and for twelve (12) months after the Date of Termination, he/she has not and will not engage in, provide, or perform any Employee Services on behalf of any person or entity (or, if organized into divisions or units, any distinct division or operating unit) in the Territory that derives revenue from providing goods or services substantially similar to those which comprise the Company’s Business.
The following provision replaces Section 2(f) of the Confidentiality Provisions:
F.    Non-Solicitation of Customers.
Grantee acknowledges and agrees that during his/her employment, and for eighteen (18) months after the Date of Termination, Grantee has not and will not solicit Customers (as defined in Section 1(c) above) with whom he/she had Material Contact (as defined in 1(h) above) for the purpose of providing goods and/or services competitive with the Company’s Business.
The following provision replaces Section 2(g) of the Confidentiality Provisions:
G.    Non-Solicitation of Employees and Agents.
Grantee acknowledges and agrees that during his/her employment, and for a period of eighteen (18) months after the Date of Termination, Grantee has not and will not, whether on behalf of Grantee or others, solicit, lure or attempt to hire away any of the Company’s employees or agents.
The following provision replaces Section 2(h) of the Confidentiality Provisions:
H.    Non-Solicitation of Sales Agents.
Grantee acknowledges and agrees that during his/her employment, and for a period of eighteen (18) months after the Date of Termination, Grantee has not and will not, whether on behalf of Grantee or others, solicit any of the Company’s Sales Agents for the purpose of disrupting their relationship with the Company and/or selling and/or facilitating the sale of products competitive with the Company’s Business. For purposes of this Section 2, a “Sales Agent” is any third-party agency, and/or its representatives, with which or whom the Company has contracted for the purpose of facilitating the sale of the Company’s products during the last twenty-four (24) months of Grantee’s employment with the Company.
The following provision replaces Section 7 of the Confidentiality Provisions:
Amendments and Modifications. The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator’s ability to modify the Confidentiality Provisions, as the case may be, in the event that either party initiates legal proceedings that relate in any way to the Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.
The following provision replaces Section 12 of the Confidentiality Provisions:
Language. The parties acknowledge that they have requested and are satisfied that the Confidentiality Provisions and all related documents be drawn up in the English language. Les parties aux présentes reconnaissent avoir requis que la présente entente et les documents qui y sont relatifs soient rédigés en anglais.

Exhibit 10(iii)A(78)
FRANCE
For the purpose of the provisions hereafter, the Company means the local entity in France by whom Grantee is employed.
The following provision replaces Section 1(b) of the Confidentiality Provisions:
“Trade Secrets” means technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
The following provision replaces Section 1(g) of the Confidentiality Provisions:
“Territory” means the location in which the non-competition restriction will apply, hereby defined as the region(s) in France in which Grantee worked. Grantee acknowledges that the Company is licensed to do business in the Territory. Accordingly, Grantee agrees that these restrictions are reasonable and necessary to protect the Confidential Information, trade secrets, business relationships, and goodwill of the Company.
The following provision replaces Section 1(h) of the Confidentiality Provisions:
“Material Contact” means contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the date of the Date of Termination.
Section 1(i) of the Confidentiality Provisions is deleted.
Section 1(j) of the Confidentiality Provisions is deleted.
The following provision replaces Section 2(d) of the Confidentiality Provisions:
Inventions. Grantee will make full and prompt disclosure to the Company of all inventions, discoveries, designs, designations, developments, software, drawings, logos, sketches, models, articles, studies, reports, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by Grantee (alone or jointly with others) or under his/her direction in the course of Grantee’s employment. Grantee acknowledges and agree that, to the fullest extent permitted by law, (i) all Developments shall automatically belong to, and shall be the sole property of the Company and that (ii) to the extent that any Development do not vest in the Company automatically, Grantee irrevocably hereby assign to the Company by way of present assignment, all right, title, and interest Grantee may have or may acquire in and to all Developments anywhere in the world. In particular, in accordance with the provisions of article L. 113-9 of the Intellectual Property Code, Grantee acknowledge that the intellectual property rights to any software and their documentation developed by Grantee in the course of his/her employment contract belong as a matter of law to the Company. In accordance with the provisions of article L. 611-7 of the Intellectual Property Code, Grantee further acknowledges that the inventions made within the context of his/her employment providing for an “inventive mission” which corresponds to his/her actual duties, or, as part of studies or research which have been specifically entrusted to Grantee, belong to the Company as a right (“Inventions of Mission”).
In accordance with the provisions of article L. 611-7 of the Intellectual Property Code, which provide that the employee is entitled to receive an additional remuneration for the Inventions of Mission, Grantee

Exhibit 10(iii)A(78)
agrees that such additional remuneration, if any, will be determined in the following manner: Grantee will be paid an additional remuneration only to the extent Grantee personally contributed to the inventive process which led to the perfection of the Invention of Mission. Such additional remuneration shall be determined by the Company, pursuant to local law, upon development of the Invention of Mission, upon patent filing of the Invention of Mission, and/or upon the granting of the patent on an Invention of Mission. In addition, after 5 years of exploitation of the Invention of Mission, the Company may decide to pay Grantee an additional award, which amount should be mutually agreed on between Grantee and the Company, by taking into consideration the economic and scientific interest of the invention of mission, the difficulties of development of the Invention of Mission, and Grantee’s personal contribution. Grantee further acknowledge that for all the other inventions created either (i) in the performance of Grantee’s duties, (ii) in the field of the Company’s activity, or (iii) by using knowledge or technologies or Company’s specific methods or information acquired by the Company, the Company may require that all rights to ownership and use of such inventions and the patents protecting such inventions be assigned to it. Grantee further undertake, in particular, to disclose to the Company any copyrightable works that he/she may create, either alone or with the assistance of a third party including notably (but without limitation) any drawings, logos, sketches, models, designs, articles, studies, reports and all documentation which are susceptible to be protected under copyright law (hereafter the “Copyrightable Works”).
Grantee hereby assigns to the Company, in consideration of a lump sum already included in his/her salary as provided in his/her employment contract the exploitation rights on the Copyrightable Works including (but without limitation) the rights of reproduction on any analogical or digital media, in any form and format (whether known at the execution date of the contract or discovered in the future), of communication to the public by any process (whether known at the execution date of my employment contract or discovered in the future), of distribution, rental, loan and sale, of filing any trademark, design or model applications on whole or any part of the Copyrightable Works with the relevant authorities around the world, and of adaptation, translation and modification of the Copyrightable Works for any commercial or advertising purpose whether public or private. Media and processes shall include without limitation, any means of communication, direct or indirect, spatial or terrestrial, by satellite, cable, or over the air and any wired or wireless network including the Internet. The assignment occurs as soon as the Copyrightable Works are created and is valid for the entire world for the duration of the copyright, including any legal prorogation for whatever reason. Grantee hereby assigns and transfer to the Company all results from the use of Proprietary Information, premises or personal property (“Company Related Developments”). Grantee further undertake to execute all documents and take all additional actions as may be requested by the Company to give full and proper effect to the present assignment, whether during or after the term of his/her employment, and particularly to enter into a specific assignment agreement for each work, as soon as such work is created. To preclude any possible uncertainty, Grantee has set forth on Exhibit attached hereto a complete list of Developments that he/she has, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of his/her employment with the Company that he/she wishes to have excluded from the scope of this Agreement (“Prior Inventions”). Grantee has also listed this Exhibit all patents and patent applications in which he/she is named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”). If no such disclosure is attached, Grantee represents that there are no Prior Inventions or Other Patent Rights. If, in the course of Grantee’s employment with the Company, he/she incorporates a Prior Invention into a Company product, process or machine or other work done for the Company, Grantee hereby grant to the Company a nonexclusive, royalty-free, paid-up, worldwide license (with the full right to sublicense) for the duration of the rights to make, have made, modify, use, reproduce, sell, offer for sale, publicly display and perform, import and otherwise fully exercise and exploit such Prior Invention. Notwithstanding the foregoing, Grantee will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent. Grantee will not incorporate into any Company product or otherwise deliver to the Company any open source software except as allowed pursuant to the Company’s open source software policy, which is available on the Company’s intranet.
Section 2(e) is re-titled as “Non-Competition and Non-Solicitation of Customers and Sales Agents.”
The following Section 2(e) replaces Section 2(e), Section 2(f), and Section 2(h) of the Confidentiality Provisions:
(i)     Grantee acknowledges and agrees that during his/her employment, and for six (6) months as from the date of Grantee’s actual departure from the Company, he/she has not and will not, directly or indirectly, engage in, provide, or perform any Employee Services on behalf of any person or entity (or, if organized into divisions or units, any distinct division or operating unit) in the Territory.

Exhibit 10(iii)A(78)
(ii)     Grantee also acknowledges and agrees that during his/her employment, and for six (6) months after the Date of Termination, Grantee has not and will not directly or indirectly solicit Customers (as defined in Paragraph 1(c) above) with whom he/she had Material Contact (as defined in 1(g) above) for the purpose of providing goods and/or services competitive with the Company’s Business.
(iii)    Grantee further acknowledges and agrees that during his/her employment, and for a period of six (6) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of Grantee or others, solicit any of the Company’s Sales Agents for the purpose of disrupting their relationship with the Company and/or selling and/or facilitating the sale of products competitive with the Company’s Business. For purposes of this Section 2, a “Sales Agent” is any third-party agency, and/or its representatives, with which or whom the Company has contracted for the purpose of facilitating the sale of the Company’s products during the last twenty-four (24) months of Grantee’s employment with the Company.
(iv)    In the event Grantee’s employment is terminated, for any reason whatsoever, during this post-employment period of non-competition, under the condition that Grantee complies with this non-competition obligation, Grantee will receive a monthly gross indemnity as determined by the Company pursuant to local law, to be no less than thirty three percent (33%) of his/her average gross monthly salary received over the last 12 months prior to termination of employment, it being understood that this indemnity will be subject to social security contributions.
(v)    It is agreed that, in any case, the Company shall be entitled, at the time of termination of the employment agreement, either to reduce the scope or the duration of the period of application of the non-competition and non-solicitation covenant, or to waive the latter, provided however that it informs Grantee thereof by registered letter with return receipt requested no later than within eight (3) days following the notification of the termination of the employment agreement and no later than Grantee’s last day of effective work.
(vi)    If Grantee breaches the post-employment non-competition obligation, the Company will no longer be required to pay the gross monthly indemnity and Grantee will be required to reimburse the Company for any amount that he/she may have been granted in this respect.
(vii)    Given the extreme sensitiveness of the know-how and technical and commercial information to which Grantee has access in the framework of his/her functions and the extremely competitive and sensitive nature of the Company’s activities, the parties expressly agree on the necessity of the non-competition and non-solicitation obligation in order to protect the Company’s legitimate interests. Moreover, Grantee acknowledges that, in light of his/her training, the provision does not hinder his/her capacity to find new employment.
Section 2(f) of the Confidentiality Provisions is deleted.
Section 2(h) of the Confidentiality Provisions is deleted.
The following provision replaces Section 4 of the Confidentiality Provisions:
Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or seven days after mailing if mailed first class, certified mail, postage prepaid, addressed as follows:
If the Company:     To the principal place of business of Company in France.
If to Grantee:        To his or her last known address on file with the Company.
The following provision replaces Section 7 of the Confidentiality Provisions:
Amendments and Modifications. The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by Grantee and the Company, which makes specific reference to the Confidentiality Provisions provided however that the covenant of Section 2(e) can be waived unilaterally by the Company under the conditions specified therein. However, this Section does not affect a court of competent jurisdiction or arbitrator’s ability to modify the Confidentiality Provisions,

Exhibit 10(iii)A(78)
as the case may be, in the event that either party initiates legal proceedings that relate in any way to the Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.
The following provision replaces Section 8 of the Confidentiality Provisions:
Governing Law and Venue. The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with the laws of France.
The following provision replaces Section 12 of the Confidentiality Provisions:
Language. The parties acknowledge that they have requested and are satisfied that the Confidentiality Provisions and all related documents be drawn up in the French language, the English version being provided for information purposes only. In the event of a contradiction between the two versions, the French version shall prevail.
GERMANY
The following provision replaces Section 1(b) of the Confidentiality Provisions:
“Trade Secrets” means technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
The following provision replaces Section 1(h) of the Confidentiality Provisions:
“Material Contact” means a contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the date of the Date of Termination.
The following provision replaces Section 1(i) of the Confidentiality Provisions:
“Termination for Cause” or “Terminated for Cause” means any termination within the meaning of Section 626 German Civil Code (Bürgerliches Gesetzbuch, BGB).
Section 1(j) of the Confidentiality Provisions is deleted.
The following provision replaces Section 2(d) of the Confidentiality Provisions:
Inventions. Except for patentable inventions which are subject to and are dealt with in accordance with the German Act on Employee Inventions (ArbNErfG), all rights of works (including computer software programs, object codes, source codes and associated documentation) and of all inventions, knowledge and experience of technical and commercial nature which Grantee creates during the term of his/her employment relationship as part of his/her duties is worldwide the sole property of the Company, including the right of reproduction, distribution, sale, the grant of usage rights – also of exclusive nature - to third parties, processing and further development. To the extent legally possible, Grantee transfers and assigns these rights to the Company, alternatively Grantee grants the Company an exclusive, fully paid-up, royalty-free, world-wide license for all types of exploitation and for the entire period of protection of their respective intellectual property rights, in particular copyright. The Company is also entitled to make modifications and additions to the copyrightable works created by Grantee. Grantee waives the right to be named as the author in connection with the work. The transfer of rights is deemed fully compensated by the remuneration received under the employment relationship.

Exhibit 10(iii)A(78)
Section 2(e) is re-titled as “Post-Contractual Non-Compete Covenant, Contractual Penalty”.
The following provisions replace Sections 2(e) and 2(f) of the Confidentiality Provisions:
(i)    Grantee is obliged, for a period of two years after the termination of the employment, not to engage in a business which is in competition with the Company’s Business. Also included are such areas of work, which are relevantly affected by the activities of Grantee under his/her employment contract.
Should the areas of activity change during the term of employment, those activities Grantee was engaged in while performing his/her working duties during the past two years shall be deemed to be included in the non-compete covenant.
(ii)    Similarly, Grantee is not permitted, during this period of time, to set up or to participate in any competing enterprise as a majority shareholder or as the holder of a blocking minority within such enterprise.
(iii)    Within two years after the termination of the employment relationship, Grantee is obliged not to carry out work for such clients who belonged to the customer/client list of the Company during the past two years before the termination of the employment relationship. The non-compete covenant also applies for the benefit of any businesses connected with the Company with which Grantee dealt either directly or indirectly.
(iv)    This non-compete covenant applies for the Territory.
(v)    For the duration of the non-compete covenant, the Company is obliged to pay Grantee compensation in the amount of the legal minimum compensation. The compensation is to be paid in monthly instalments at the end of each month.
In case the violation of the non-competition clause consists in a continuing obligation, in particular in the conclusion of an employment, service, agency or consultancy agreement with a company, which is in competition with the Company or in case Grantee maintains a capital interest in such, the contractual penalty shall accrue for each new month of activity or interest (“continuing violation”).
(vi)    Every time Grantee breaches the obligations described under Sections 2(e)(i) to 2(e)(iv), he/she shall pay a contractual penalty in the amount of one monthly gross salary. The amount of the contractual penalty depends on the monthly gross base salary Grantee last received under the employment contract.
(vi)    During the period of breach of the non-competition clause, the Company’s obligation to pay compensation according to Section 2(e)(v) shall be suspended.
(vii)    The Company’s right to further damages shall not be affected.
Section 2(f) of the Confidentiality Provisions is deleted.
Section 2(h) of the Confidentiality Provisions is deleted.
The following provision replaces Section 7 of the Confidentiality Provisions:
Amendments and Modifications. Any changes of or amendments to the Confidentiality Provisions and any Exhibit, including this provision, must be made in writing in order to become legally effective. This shall not apply to individual agreements.
ITALY
For the purpose of the provisions hereafter, the “Company” means the local entity in Italy by whom Grantee is employed.
The following provision replaces Section 1(b) of the Confidentiality Provisions:

Exhibit 10(iii)A(78)
“Trade Secrets” means technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
The following provision replaces Section 1(g) of the Confidentiality Provisions:
“Territory” means the location in which the non-competition restriction will apply, hereby defined as the region(s) in Italy in which Grantee worked. Grantee acknowledges that the Company is licensed to do business in the Territory. Accordingly, Grantee agrees that these restrictions are reasonable and necessary to protect the Confidential Information, trade secrets, business relationships, and goodwill of the Company.
The duration of the obligations indicated under Section 2(e) through (h) of the Confidentiality Provisions is all meant to be for a period of twelve (12) months, and Grantee acknowledges and agrees that for twelve (12) months after the Date of Termination his/her will be bound to such obligations.
The following provision replaces Section 1(h) of the Confidentiality Provisions:
“Material Contact” means contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the date of the Date of Termination.
The following provision is added to Section 1(i) of the Confidentiality Provisions:
“Termination for Cause” or “Terminated for Cause” means any disciplinary termination issued pursuant to Art. 7, Act no. 300/1970, for a disciplinary reason including but not limited to involuntary termination of Grantee by the Company for the reasons listed under Section 1(I) from letter (i) and (v).
The following provision replaces Section 2(d) of the Confidentiality Provisions:
Inventions Retained and Licensed. Attached hereto, as Schedule 1, is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Grantee prior to the Grantee’s employment with the Company (collectively referred to as “Prior Inventions”), which belong to the Grantee, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if Schedule 1 is left blank, the Grantee hereby represents that there are no such Prior Inventions. If in the course of the Grantee’s employment with the Company, the Grantee incorporates into a Company product, process or machine a Prior Invention owned by the Grantee or in which the Grantee has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.
Assignment of Inventions. Grantee will make full and prompt disclosure to the Company of all inventions, discoveries, designs, designations, developments, software, drawings, logos, sketches, models, articles, studies, reports, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by Grantee (alone or jointly with others) or under his/her direction in the course of Grantee’s employment. Grantee acknowledges and agree that, to the fullest extent permitted by law, (i) all Developments shall automatically belong to, and shall be the sole property of the Company and that (ii) to the extent that any Development do not vest in the Company automatically, Grantee irrevocably hereby assign to the Company by way of present assignment, all right, title, and interest Grantee may have or may acquire in and to all Developments anywhere in the world. In

Exhibit 10(iii)A(78)
particular, in accordance with the provisions of articles 12-bis and 12-ter of the Copyright Law no. 633/1941, Grantee acknowledges that the copyrights to any software, database and their documentation and to any industrial design developed by Grantee in the course of his/her employment contract belong as a matter of law to the Company. Furthermore, in accordance with article 64(1) of the Legislative Decree no. 30/2005 (Industrial Property Code), Grantee further acknowledges that the inventions made within the context of his/her employment providing for an “inventive activity” which corresponds to his/her actual duties, or, as part of studies or research which have been specifically entrusted to Grantee, and for which he/her is remunerated, belong to the Company as a right.
In accordance with article 64(2) of the Industrial Property Code, which provides that the employee is entitled to receive an additional remuneration for the invention made during the performance of its employment duties but outside the scope of article 64(1), Grantee agrees that such additional remuneration will be due provided that the Company or its assignees patent the invention or use it under a secrecy regime and will be determined pursuant to applicable law, taking into consideration the value of the invention, the duties and compensation of the employee and the contribution/assistance received by the Company in developing the invention.
Grantee further acknowledges that for all the other inventions created either (i) in the field of the Company’s activity, or (ii) by using knowledge or technologies or Company’s specific methods or information acquired by the Company, the Company may require that all rights to ownership and use of such inventions and the patents protecting such inventions be assigned to it pursuant to article 64(3) of the Industrial Property Code and upon the payment of a consideration to be agreed between the parties taking into consideration the help and support that the employee received from the Company in developing the invention.
Grantee further undertakes to execute all documents and take all additional actions as may be requested by the Company to give full and proper effect to the present assignment, whether during or after the term of his/her employment.
The following change is made to Sections 2(f), 2(g), and 2(h): The phrase “twenty-four (24) months after the Date of Termination” is replaced with “twelve (12) months after the Date of Termination”.
The following provision replaces Section 2(i):
Injunctive Relief. Grantee acknowledges that if he/she breaches or threatens to breach any of the provisions of this Section 2, his/her actions may cause irreparable harm and damage to the Company. Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Section 2, the Company shall be entitled to seek injunctive relief (provvedimento cautelare) as well as a Court’s order for specific performance, in addition to any other rights or remedies the Company may have.
The following new Sections 2(j) through (m) are added after Section 2(i) of the Confidentiality Provisions:
J.    Consideration. As consideration for the post termination non-competition and non- solicitation obligations under Section 2 ((e), (f), (g), and (h)) under the condition that Grantee complies with such obligations, Grantee will receive a monthly gross indemnity as determined by the Company pursuant to local law, to be no less than thirty percent (30%) of his/her fixed gross monthly salary received the last full month of employment (excluding any variable or bonus pay), multiplied for the number of months of duration of the obligations under Section 2 ((e), (f), (g), and (h)), it being understood that this indemnity will be subject to social security contributions.
K.    Reduction In Scope Or Withdrawal. It is agreed that, in any case, the Company shall be entitled, at the time of termination of the employment agreement, either to reduce the scope or the duration of the period of application of the non-competition and non-solicitation covenant, or to waive the latter, provided however that it informs Grantee thereof by registered letter with return receipt requested no later than within three (3) days following the notification of the termination of the employment agreement and no later than Grantee’s last day of effective work. In such an event, Grantee will receive from the Company an indemnity equal to one gross fixed monthly salary (as resulting at the date of termination).
L.    Damages. If Grantee breaches the post-employment non-competition and non-solicitation obligations, the Company will no longer be required to pay the gross monthly indemnity provided under

Exhibit 10(iii)A(78)
Section 2(j) and Grantee will be required to reimburse the Company for any amount that he/she may have been granted in this respect as well as may be required to pay any further damages or be requested to cease any activity in breach of these obligations through an injunctive relief per Section 2(i).
M.    Legitimacy. Given the extreme sensitiveness of the know-how and technical and commercial information to which Grantee has access in the framework of his/her functions and the extremely competitive and sensitive nature of the Company’s activities, the parties expressly agree on the necessity of the non-competition and non-solicitation obligation in order to protect the Company’s legitimate interests. Moreover, Grantee acknowledges that, in light of his/her training, the provision does not hinder his/her capacity to find new employment.
MEXICO
The following provision replaces Section 1(b) of the Confidentiality Provisions:
“Trade Secrets” has the meaning set forth under Article 82 of the Mexican Industrial Property Law.
The following provision replaces Section 1(d) of the Confidentiality Provisions:
“Company” means Acuity Brands, Inc., along with its Subsidiaries or other Affiliates, including but not limited to Acuity Brands Lighting de Mexico S. de R.L. de C.V., and Castlight de Mexico SA de CV, with the understanding that the sole and exclusive employer of Grantee is the Mexican legal entity by whom he/she is employed.
The following provision replaces Section 1(h) of the Confidentiality Provisions:
“Material Contact” means contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two (2) years prior to the date of the Date of Termination.
Section 1(i) (“Termination for Cause” or “Terminated for Cause”) of the Confidentiality Provisions is hereby deleted.
The following provision shall be added to Section 2(b), at the end of first paragraph:
“Furthermore, Grantee expressly agrees and acknowledges that all Confidential Information and Trade Secrets, constitutes (i) an industrial secret under the Mexican Industrial Property Law and (ii) an industrial and trade secret under Articles 213 of the Criminal Code of the Federal District of Mexico, 210 and 211 of the Federal Criminal Code.”
The following provision shall be added to Section 2(b), at the end of the second paragraph:
“Grantee agrees to keep the Company free and clear from any claim or lawsuit that may be brought up against it by Grantee’s former employers or third parties for alleged or actual breach of confidentiality or trade secrets information obligations undertaken by Grantee during the course of his/her employment with former employers or during the course of former relationships with third parties. Likewise, Grantee will be responsible for paying any damages that he/she may cause to the Company due the breach of such confidentiality or trade secrets information obligations assumed with former employers and/or with third parties.”
The following provision shall be added to Section 2(d) of the Confidentiality Provisions:
“Grantee acknowledges that any Invention he/she may conceive or reduce to practice during his/her employment with the Company and that relate to the Company’s current or future business are and shall be the Company’s sole and exclusive property and that Grantee shall not have any patrimonial or other ownership rights in the work developed, expressly agreeing that he/she will not be entitled to the payment

Exhibit 10(iii)A(78)
of royalties or any other right derived from such work, as they are already included in Grantee’s compensation referred to in his/her employment contract with the Company. In addition, Grantee expressly authorizes the modification, adaptation, transport, translation, representation, exhibition and any use, total or partial, of the developed work, with the sole exception of his/her non-economic or moral rights. Grantee will take all necessary steps to assign any property right to the Company at the Company’s expense, but without further compensation to Grantee.”
The following provision replaces Section 2(e) of the Confidentiality Provisions:
Non-Competition. Grantee acknowledges and agrees that during his/her employment, and for twelve (12) months after the Date of Termination, he/she has not and will not, directly or indirectly, engage in, provide, or perform any Employee Services on behalf of any person or entity (or, if organized into divisions or units, any distinct division or operating unit) in the Territory that derives revenue from providing goods or services substantially similar to those which comprise the Company’s Business.
The following provision replaced Section 2(i) of the Confidentiality Provisions:
Injunctive Relief. Grantee acknowledges that if he/she breaches or threatens to breach any of the provisions of this Section 2, his/her actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Section 2, the Company shall be entitled to seek injunctive relief, in addition to any other rights or remedies the Company may have. The existence of any claim or cause of action by Grantee against the Company, whether predicated on the Confidentiality Provisions or otherwise, shall not constitute a defense to the enforcement by the Company of Grantee’s agreements under this Section 2.
Grantee accepts that if he/she breaches any of the obligations set out in Sections 2(a), (b), (c), (d) related to the disclosure of Confidential Information, he/she shall be liable under applicable laws, including criminal liability referred to in Article 223(IV), (V), and (VI) of the Industrial Property Law.
The breach of any of the obligations assumed by virtue of Section 2(e), (f), (g), and (h), during the term of the employment relationship between the parties, will be considered disobedience to work, and therefore, a cause for termination of the employment relationship of Grantee, without any liability for the Company, whatsoever. Both parties agree that if Grantee breaches any of the obligations, terms or conditions set out in Section 2 (e), (f), (g), and (h), after the termination of his/her employment relationship with the Company, Grantee:
(a)    will have no right to the Payment referred in Section 2(j) of Exhibit C, as modified by these special provisions, and must then repay to the Company the total amount of the payments made in accordance with Section 2(j)(ii) after the termination of the employment relationship between the parties, if such breach occurs or is discovered after any Payments (as defined below) have been made.
(b)    In addition, he/she must pay to the Company liquidated damages equivalent to fifty percent (50%) of the gross amount paid to Grantee in consideration for the non-competition clause herein. The payment of liquidated damages shall be in addition to any other legal remedies that might be available to the Company, including moral damages, and nothing in this Section shall operate so as to prevent or limit the Company from seeking any other relief, including equitable or injunctive relief.
The following provisions are added as Section 2(j) to the Confidentiality Provisions:
Consideration for Non-Competition and Non-Solicitation Obligations.
(i)    During the effective term of the employment relationship between the Company and Grantee, the latter will not be entitled to any additional remuneration for the obligations assumed herein, but the payment of the monthly gross base salary and benefits, as agreed upon in the individual employment agreement executed between the Company and Grantee, since the obligations assumed herein represent orders given by the Company, as the employer, and are part of the obligations related to the work for which Grantee is hired.

Exhibit 10(iii)A(78)
(ii)    As fair and equal consideration for the execution of the obligations assumed under Sections 2(e), (f), (g), and (h) of this Exhibit C, upon termination of the labor relationship between the Company and Grantee, the latter hereby accepts that the Company will pay him/her a gross amount equal to fifty percent (50%) of his/her last annual gross base salary as of the termination date of his/her employment relationship with the Company (without considering other labor benefits paid, whether in paid in cash or in kind, such as a Christmas bonus, vacation premium, and without considering any compensation derived from the 2012 Omnibus Stock Incentive Compensation Plan) (hereinafter the “Payment”), subject to the corresponding applicable tax withholdings. Such payment will be paid by the Company to Grantee proportionally in monthly installments according to the dates established by the Company.
(iii)    This Payment shall be considered as full consideration in exchange for the strict compliance with the future obligations that Grantee assumes upon termination of his/her employment relationship with the Company, pursuant to the terms of these Confidentiality Provisions. Both parties agree that the Company shall determine whether Grantee has fully complied with the Confidentiality Provision at its sole reasonable discretion. Grantee expressly acknowledges that the Payment of the consideration after the term of the employment relationship, referred in this Section, is independent from the employment relationship he/she has with the Company, and that the payments made after the term of the employment relationship between the Company and Grantee will not imply in any manner whatsoever, the continuation of such employment relationship or the beginning of a new labor relationship between the Company and Grantee.
The following provision replaces Section 7 of the Confidentiality Provisions:
Amendments and Modifications. The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator`s ability to modify the Confidentiality Provisions as applicable under local law in the event that either party initiates legal proceedings that relate in any way to this Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.
Both parties expressly acknowledge and agree that the Company reserves the right, at its sole discretion, to reduce or waive the enforcement of the restricted period, as referred to in Section 2 above, and the Company may relieve at any time Grantee from his/her obligations under this Agreement. If the Company, at its sole discretion, decides to waive or reduce the restricted period of the obligations assumed in Section 2(e), (f), (g), and (h), for any reason, it will inform Grantee in writing, with the understanding that the Company will not be responsible to pay or make further payments of any compensation, as set forth in Section 2(j)(ii), for the entire restricted period or the remaining restricted period, as applicable, at the time the Company waives enforcement. If the Company waives the entire enforcement of the restrictive period established after the term of the labor relationship, no compensation will be paid to Grantee under this Agreement, and Grantee acknowledges that the Company will not be liable as a consequence of such non-payment.
The following provision replaces Section 8 of the Confidentiality Provisions:
Governing Law and Venue. The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with the laws of United Mexican States, without regard to conflicts of law. Any and all disputes relating to, concerning or arising from the Confidentiality Provisions, or relating to, concerning or arising from the relationship between the parties evidenced by the Confidentiality Provisions, shall be brought and heard exclusively in competent courts of Mexico City, expressly waiving any other jurisdiction that may correspond to them by reason of their present or future domiciles or for any other cause.
NETHERLANDS
The following provision replaces Section 1(b) of the Confidentiality Provisions:
“Trade Secrets” has the meaning set forth under applicable local law.
The following provision replaces Section 1(h) of the Confidentiality Provisions:

Exhibit 10(iii)A(78)
“Material Contact” shall include contacts between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the date of the Date of Termination.
The following provision replaces Section 1(i) of the Confidentiality Provisions:
“Termination for Cause” or “Terminated for Cause” shall entail any reasonable grounds the Company may have within the meaning of article 7:669 paragraph 3 subsection (d), (e), (g), and (i) of the Dutch Civil Code and article 7:678 of the Dutch Civil Code. Examples of this involuntary termination of Grantee by the Company are the following reasons:
i.    If termination shall have been the result of an act or acts by Grantee which constitute an indictable offense, a felony or any crime involving dishonesty, theft, fraud or moral turpitude;
ii.    If termination shall have been the result of an act or acts by Grantee which are determined, in the good faith judgment of the Company, to be in violation of written policies of the Company;
iii.    If termination shall have been the result of an act or acts of dishonesty by Grantee resulting or intended to result directly or indirectly in gain or personal enrichment to Grantee at the expense of the Company;
iv.    Upon the willful and continued failure by Grantee to substantially perform the duties assigned to Grantee (other than any such failure resulting from incapacity due to mental or physical illness constituting a Disability), after a demand in writing for substantial performance of such duties is delivered by the Company, which demand specifically identifies the manner in which the Company believes that Grantee has not substantially performed his or her duties; or
v.    If termination shall have been the result of the unauthorized disclosure by Grantee of the Company’s Confidential Information or violation of any other provision of the Confidentiality Provisions.
The following change is made in Section 2(e) of the Confidentiality Provisions:
References to “Confidential Severance Agreement and Release” will be replaced by “settlement agreement”.
The following provision replaces Section 2(i) of the Confidentiality Provisions:
Injunctive Relief. Grantee acknowledges that if he/she breaches or threatens to breach any of the provisions of this Section 2, his/her actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Grantee breaches or threatens to breach any of the provisions of this Section 2, the Company shall be entitled to seek injunctive relief, instead of any other rights or remedies the Company may have.
The following provision replaces Section 5 of the Confidentiality Provisions:
Provisions Severable. If any provision or covenant, or any part thereof, contained in the Confidentiality Provisions is held by any court to be invalid, illegal, or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, in the Confidentiality Provisions, all of which shall remain in full force and effect. Each and every provision, paragraph and subparagraph of Section 2 above is severable from the other provisions, paragraphs and subparagraphs and constitutes a separate and distinct covenant.
The restrictive covenants set forth in Section 2 of the Confidentiality Provisions represent the entire agreement of the parties with respect to the subject matter thereof and supersede any prior agreement with

Exhibit 10(iii)A(78)
respect thereto; provided, however, that the restrictive covenants described in this Exhibit C shall not supersede those set forth in either: (a) any Executive Severance Agreement applicable to Grantee, if any, (b) any Confidentiality, Inventions and Non-Solicitation Agreement to which Grantee is a party, if any, or (c) any restrictive covenants to which Grantee is a party under any employment agreement or offer letter, if any.
The following provision replaces Section 7 of the Confidentiality Provisions:
Amendments and Modifications. The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator`s ability to modify the Confidentiality Provisions, in the event that either party initiates legal proceedings that relate in any way to this Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.
The following provision replaces Section 8 of the Confidentiality Provisions:
Governing Law and Venue. The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with applicable local law.
UNITED KINGDOM
The following provision replaces Section 1(b) of the Confidentiality Provisions:
“Trade Secrets” means information which meets all of the following requirements:
(a) it is secret in the sense that it is not, as a body or in the precise configuration and assembly of its components, generally known among or readily accessible to persons within the circles that normally deal with the kind of information in question;
(b) it has commercial value because it is secret; and
(c) it has been subject to reasonable steps under the circumstances, by the person lawfully in control of the information, to keep it secret.
The following provision replaces Section 1(c) of the Confidentiality Provisions:
“Customers” means those entities and/or individuals which, within the twelve month period preceding the Date of Termination (as that term is defined in Restricted Stock Unit Agreement): (i) Grantee had material contact on behalf of the Company; (ii) about whom Grantee acquired, directly or indirectly, Confidential Information or Trade Secrets as a result of his/her employment with the Company; and/or (iii) Grantee exercised oversight or responsibility of subordinates who engaged in Material Contact on behalf of the Company. Additionally, “Customers” references only those entities and/or individuals with whom the Company currently has a business relationship, or with whom it expended resources to have or resume the same during the twelve-month period referenced herein.
The following provision replaces Section 1(h) of the Confidentiality Provisions:
“Material Contact” means material contact between an employee and each Customer or potential Customer: with whom or which Grantee dealt on behalf of the Company; whose dealings with the Company were coordinated or supervised by Grantee; about whom Grantee obtained confidential information in the ordinary course of business as a result of such employee’s association with the Company; and/or who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Grantee within two years prior to the date of the Date of Termination.
Section 1(i) (“Termination for Cause” or “Terminated for Cause”) of the Confidentiality Provisions is hereby deleted.
The following provision replaces Section 1(j) of the Confidentiality Provisions:

Exhibit 10(iii)A(78)
“Inventions” and “Intellectual Property” The term “Invention” means contributions, discoveries, improvements, ideas, designs, designations, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works, written text, software, code, and other works of authorship, whether or not patentable or copyrightable, whether or not recorded in any medium and: (i) which relate directly to the business of the Company, or (ii) which result from any work performed by Grantee or by Grantee’s fellow employees for the Company, or (iii) for which equipment, supplies, facilities, Confidential Information or Trade Secrets of the Company are used, or (iv) which is developed on the Company’s time. The term “Intellectual Property” means all patents, rights in inventions, supplementary protection certificates, utility models, rights in designs, trademarks, service marks, trade and business names, logos, get up and trade dress and all associated goodwill, rights to sue for passing off and/or for unfair competition, copyright, moral rights and related rights, rights in computer software, rights in databases, topography rights, domain names, rights in information (including know-how and trade secrets) and the right to use, and protect the confidentiality of, confidential information, image rights, rights of personality, and all other similar or equivalent rights subsisting now or in the future in any part of the world, in each case whether registered or unregistered and including all applications for, and renewals or extensions of, and rights to claim priority from, such rights for their full term and the right to sue for damages for past and current infringement in respect of any of the same.
The following provision replaces Section 2(d) of the Confidentiality Provisions:
Inventions. Grantee does hereby assign and transfer to the Company and its successors and assigns the entire right, title and interest in any Invention which is or was made or conceived, either solely or jointly with others, during his/her employment with the Company, including after the Date of Termination. To the extent that any Intellectual Property which is or was created or conceived, either solely or jointly with others, during his/her employment with the Company does not vest in the Company automatically and/or pending any assignment of such Intellectual Property, Grantee shall hold such Intellectual Property on trust for the Company. Grantee hereby irrevocably and unconditionally waives all claims to any moral rights or other special rights which it may have or accrue in any Inventions or Intellectual Property. Grantee attests that he/she has disclosed (or promptly will disclose, if after the Date of Termination) to the Company all Inventions. Grantee will, if requested, promptly execute and deliver to the Company a specific assignment of title for any such Invention or Intellectual Property right and will at the expense of the Company, take all reasonably required action by the Company to patent, copyright or otherwise protect the Invention.
The following provision replaces Section 2(e) of the Confidentiality Provisions:
Non-Competition. Grantee acknowledges and agrees that during his/her employment, and for twelve (12) months after the Date of Termination, he/she has not and will not, directly or indirectly, in competition with the Company, engage in, provide, or perform any Employee Services on behalf of any person or entity (or, if organized into divisions or units, any distinct division or operating unit) in the Territory that derives revenue from providing goods or services substantially similar to those which comprise the Company’s Business.
The following provision replaces Section 2(f) of the Confidentiality Provisions:
Non-Solicitation of Customers. Grantee acknowledges and agrees that during his/her employment, and for twelve (12) months after the Date of Termination, Grantee has not and will not directly or indirectly solicit Customers (as defined in Section 1(c) above) with whom he/she had Material Contact (as defined above) for the purpose of providing goods and/or services competitive with the Company’s Business with which Grantee was materially concerned in the period of twelve (12) months prior to the Date of Termination.
The following provision replaces Section 2(g) of the Confidentiality Provisions:
Non-Solicitation of Employees and Agents. Grantee acknowledges and agrees that during his/her employment, and for a period of twelve (12) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of Grantee or others, solicit, lure or attempt to hire away any of the Company’s employees or agents with whom Grantee has material contact or managed in a direct line management capacity in the period of twelve (12) months prior to the Date of Termination or

Exhibit 10(iii)A(78)
who had Material Contact with Customers in performing his/her duties of employment with the Company.
The following provision replaces Section 2(h) of the Confidentiality Provisions:
Non-Solicitation of Sales Agents. Grantee acknowledges and agrees that during his/her employment, and for a period of twelve (12) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of Grantee or others, solicit any of the Company’s Sales Agents for the purpose of disrupting their relationship with the Company and/or selling and/or facilitating the sale of products competitive with the Company’s Business with which Grantee was materially concerned in the period of twelve (12) months prior to the Date of Termination. For purposes of this Section 2, a “Sales Agent” is any third-party agency, and/or its representatives, with which or whom the Company has contracted for the purpose of facilitating the sale of the Company’s products during the last twelve (12) months of Grantee’s employment with the Company and with whom Grantee had material contact or responsibility in his capacity as an employee of the Company during that period.
The following provision replaces Section 7 of the Confidentiality Provisions:
Amendments and Modifications. The Confidentiality Provisions and any Exhibit hereto may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to the Confidentiality Provisions. However, this Section does not affect a court of competent jurisdiction or arbitrator`s ability to modify the Confidentiality Provisions in the event that either party initiates legal proceedings that relate in any way to this Confidentiality Provisions, including any action brought by either party seeking to enforce any provision set forth herein.
The following provision replaces Section 8 of the Confidentiality Provisions:
Governing Law and Venue. The validity and effect of the Confidentiality Provisions shall be governed by and construed and enforced in accordance with the laws of England and Wales. Any and all disputes relating to, concerning or arising from the Confidentiality Provisions, or relating to, concerning or arising from the relationship between the parties evidenced by the Confidentiality Provisions, shall be brought and heard exclusively in the Courts of England and Wales. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
The following provisions are deleted in their entirety: Sections 10 (“Tender Back Provision”) and Section 11 (“Tolling Period”).
A following new Section 13 is inserted as follows:
Subsidiaries. The provisions of Sections 2(e) through Section 2(h) shall only apply in respect of those subsidiaries to whom Grantee provided his services, for whom he was responsible or with whom he was otherwise materially concerned in the period of twelve (12) months prior to the Date of Termination. The obligations under those provisions shall, with respect to each subsidiary, constitute a distinct and separate covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favor of any other Company. In relation to each subsidiary referred to in this Section 13, the Company contracts as trustee and agent for the benefit of each such subsidiary.

Exhibit 10(iii)A(78)
SPECIAL TERMS AND CONDITIONS EXHIBIT TO THE CONFIDENTIALITY, INVENTIONS, NON-SOLICITATION AND NON-COMPETITION PROVISIONS FOR GRANTEES IN THE U.S.
This Appendix includes additional state-specific terms and conditions that apply to Grantees in states listed below with respect to the Confidentiality, Inventions, Non-Solicitation and Non-Competition Provisions (the “Confidentiality Provisions”). This Appendix is part of the Confidentiality Provisions and contains terms and conditions material to Grantee’s rights and obligations under the Confidentiality Provisions. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Confidentiality Provisions. For the avoidance of doubt, this Appendix applies only to Grantees who are Employees at the time of the Termination.
FOR ALL GRANTEES IN THE US
With respect to Grantees who are not supervisors for the purposes of the National Labor Relations Act, nothing contained in the Confidentiality Provisions, in any way, restricts or impedes Grantee from exercising Grantee’s rights under Section 7 of the National Labor Relations Act (such protected rights include assisting coworkers or former coworkers with workplace issues concerning their employer, communicating with others including a union and the NLRB, about their employment, or discussing the terms and conditions of employment, including, but not limited to, wages or salary, benefits, severance, the terms of this Agreement, job responsibilities and vacation, with coworkers or union representatives).
Nothing in this Agreement limits any Grantee from testifying truthfully in any legal proceeding, including, but not limited to responding to any inquiries made by the EEOC or any government agency; from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Grantee has reason to believe is unlawful; or from disclosing factual information related to an administrative claim or civil action concerning sexual assault, sexual harassment, workplace harassment or discrimination, failure to prevent an act of workplace harassment or discrimination, or an act of retaliation against a person for reporting or opposing harassment or discrimination. Grantee may respond accurately and fully to any question or request for information when required to do so by law.
Further, nothing in this Agreement limits any Grantee’s rights to: (i) file a charge (including a challenge to the validity of this Agreement) with, communicate with, or participate in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or any other similar federal, state, or local government office, official, or agency; (ii) testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of any other party, or on the part of the agents or employees of another party, when the person testifying has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or legislature; or (iii) provide information to the U.S. Securities and Exchange Commission, EEOC, or any other regulatory or enforcement agency or collect rewards under a whistleblower program.
Further, to the extent that any Grantee does not meet the compensation threshold required for a post-termination covenant to be enforceable under applicable state law, either at the time the Agreement is entered into or at the time of enforcement, then, to the extent required by applicable state law, Section 2(E)(Non-Competition), Section 2(F)(Non-Solicitation of Customers), Section 2(G) Non-Solicitation of Employees and Agents, or Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions shall not apply to any such Grantee.

Grantee is advised to consult with an attorney of Grantee’s own choosing and at Grantee’s own cost before signing this Agreement.

CALIFORNIA
Section 2(E)(Non-Competition) and Section 2(F)(Non-Solicitation of Customers) of the Confidentiality Provisions are deleted. However, any conduct relating to the solicitation of Company’s customers or employees that involves the misappropriation of the Company’s trade secret information, such as its protected customer information, will remain prohibited conduct at all times.
The following provision replaces Section 2(G) of the Confidentiality Provisions:

Exhibit 10(iii)A(78)
Non-Solicitation of Employees and Agents. Grantee acknowledges and agrees that during his/her employment, and for a period of twelve (12) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of Grantee or others, solicit, lure or attempt to hire away any of the Company’s employees or agents with whom Grantee has material contact or managed in a direct line management capacity in the period of twelve (12) months prior to the Date of Termination or who had Material Contact with Customers in performing his/her duties of employment with the Company.
The following provision replaces Section 2(H) of the Confidentiality Provisions:
H.    Non-Solicitation of Sales Agents.
Grantee acknowledges and agrees that during his/her employment, and for a period of twelve (12) months after the Date of Termination, Grantee has not and will not, whether on behalf of Grantee or others, solicit any of the Company’s Sales Agents for the purpose of disrupting their relationship with the Company and/or selling and/or facilitating the sale of products competitive with the Company’s Business. For purposes of this Section 2, a “Sales Agent” is any third-party agency, and/or its representatives, with which or whom the Company has contracted for the purpose of facilitating the sale of the Company’s products during the last twelve (12) months of Grantee’s employment with the Company.
COLORADO
If Grantee: (i) is not an officer, executive or management employee, or an employee who constitutes professional staff to executive and management personnel or (ii) does not meet the “highly compensated worker”1 threshold either at the time the Agreement is entered into or at the time of enforcement, then: Section 2(E)(Non-Competition) shall not apply.

If Grantee: (i) is not an officer, executive or management employee, or an employee who constitutes professional staff to executive and management personnel or (ii) does not meet 60% of the “highly compensated worker” (“Non-Solicitation Compensation Threshold”) threshold either at the time the Agreement is entered into or at the time of enforcement, then: Section 2(F)(Non-Solicitation of Customers), Section 2(G) Non-Solicitation of Employees and Agents, and Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions shall not apply. If Grantee: (i) is an officer, executive or management employee, or an employee who constitutes professional staff to executive and management personnel and (ii) meets the Non-Solicitation Compensation Threshold, both at the time the Agreement is entered into and at the time of enforcement then:

The following provision replaces Section 2(F) of the Confidentiality Provisions:
Non-Solicitation of Customers. Grantee acknowledges and agrees that during his/her employment, and for twelve (12) months after the Date of Termination, Grantee has not and will not directly or indirectly solicit Customers (as defined in Section 1(c) above) with whom he/she had Material Contact (as defined above) for the purpose of providing goods and/or services competitive with the Company’s Business with which Grantee was materially concerned in the period of twelve (12) months prior to the Date of Termination.
The following provision replaces Section 2(G) of the Confidentiality Provisions:
Non-Solicitation of Employees and Agents. Grantee acknowledges and agrees that during his/her employment, and for a period of twelve (12) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of Grantee or others, solicit, lure or attempt to hire away any of the Company’s employees or agents with whom Grantee has material contact or managed in a direct line management capacity in the period of twelve (12) months prior to the Date of Termination or who had Material Contact with Customers in performing his/her duties of employment with the Company.
Grantee stipulates that the obligations in Section 2(E)(Non-Competition), Section 2(F)(Non-Solicitation of Customers), Section 2(G) Non-Solicitation of Employees and Agents, and Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions are reasonable and necessary for the protection of trade secrets within the meaning § 8-2-113(2)(b) (the “Colorado Noncompete Act”) and that the Company has provided the Grantee separate notice of this Agreement at least 14 days before the effective date of this Agreement.
1 The highly compensated threshold for 2023 is $112,500 for non-competes and 60% of the salary requirement for a highly compensated employee (currently $67,500) for non-solicits.

Exhibit 10(iii)A(78)
Nothing in the Agreement prohibits disclosure of information that arises from the Grantee’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that employee otherwise has a right to disclose as legally protected conduct.
LOUISIANA
The following provision replaces Section 1(G) of the Confidentiality Provisions:
“Territory” means the parishes (and equivalents) in the following list so long as the Company continues to carry on business therein: Acadia, Allen, Ascension, Assumption, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Caldwell, Cameron, Catahoula, Claiborne, Concordia, Desoto, East Baton Rouge, East Carroll, East Feliciana, Evangeline, Franklin, Grant, Iberia, Iberville, Jackson, Jefferson Davis, Jefferson, Lafayette, Lafourche, LaSalle, Lincoln, Livingston, Madison, Morehouse, Natchitoches, Orleans, Ouachita, Plaquemines, Pointe Coupee, Rapides, Red River, Richland, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John the Baptist, St. Landry, St. Martin, St. Mary, St. Tammany, Tangipahoa, Tensas, Terrebonne, Union, Vermillion, Vernon, Washington, Webster, West Baton Rouge, West Carroll, West Feliciana, Winn; and, if Louisiana law requires counties (or their equivalents) in my Restricted Territory located outside of Louisiana to also be specified by name, Grantee acknowledges that the names at issue are the remaining counties in the United States listed by the U. S. Census Bureau found at https://en.wikipedia.org/wiki/List_of_counties_by_U.S._state_and_territory#Louisiana (that list is incorporated here by reference).
Accordingly, Grantee agrees that the foregoing provides Grantee with adequate notice of the geographic scope of the restrictions contained in the Agreement by name of specific parishes (and equivalents), municipalities, and/or their parts.
MASSACHUSETTS
Grantee acknowledges and agrees that: (a) Section 2(E)(Non-Competition) will not apply if Grantee’s employment is terminated without Cause (as defined above) or if Grantee is terminated as part of a reduction in force; (b) Grantee received a copy of this Agreement prior to receiving a formal offer of employment from the Company or at least ten (10) business days before commencement of his or her employment, whichever came first; and if Grantee was already employed by the Company at the time of signing this Agreement, Grantee confirms that he or she was provided a copy of this Agreement at least ten (10) business days before it takes effect, (c) Grantee has been advised that he or she has a right to consult with an attorney about this Agreement and have been given an opportunity to do so; and (d) if Grantee breaches Section 2(E)(Non-Competition) of this Agreement, and also breaches his or her fiduciary duty to the Company and/or has unlawfully taken, physically or electronically, any Company Records, then the applicable time period in Section 2(E) shall be extended to a period of twelve (12) additional months, i.e., for a total of twenty-four (24) months, from the cessation of employment. Grantee also acknowledges and agrees that Grantee has received RSUs, which Grantee agrees to be fair and reasonable consideration in exchange for the post-employment non-competition covenant.

Grantee further acknowledges and agrees that all civil actions relating to Section 2(E)(Non-Competition), Section 2(F)(Non-Solicitation of Customers), Section 2(G) Non-Solicitation of Employees and Agents, and Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions shall be brought in Suffolk County, Massachusetts. Grantee further agree that the parties consent to the use of electronic signatures to sign and acknowledge acceptance of the terms of this Agreement, including the provision above. Acuity Brands, Inc., hereby enters its electronic signature as /s/ ACUITY BRANDS, INC.

MONTANA & NORTH DAKOTA
Section 2(E)(Non-Competition), Section 2(F)(Non-Solicitation of Customers), and Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions are deleted.
OKLAHOMA
Section 2(E)(Non-Competition) and Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions are deleted.
The following provision replaces Section 2(F) (Non-Solicitation of Customers) of the Confidentiality Provisions:

Exhibit 10(iii)A(78)
•F. Non-Solicitation of Customers — Grantee agrees that that during his/her employment, and for twenty-four (24) months after the Date of Termination, the Grantee shall not, on the Grantee’s own behalf or on behalf of any other person or entity (other than the Company), directly solicit the sale of goods, services, or a combination of goods and services from the established customers of the Company.
OREGON
If Grantee is being initially hired by the Company, Grantee confirms that he or she has received a written employment offer at least two (2) weeks before the first day of employment in which Grantee was informed that a noncompetition agreement is required as a condition of employment; and if Grantee was already employed by the Company at the time of signing this Agreement, Grantee confirms that he or she was aware in exchange for a bona fide advancement that execution of an agreement with non-compete and non-solicit restrictions was a requirement of employment when accepted the Company’s offer. For purposes of the foregoing test only, “bona fide advancement” means a genuine promotion in rank after initial employment.

Furthermore, Section 2(E)(Non-Competition) shall only apply to Grantee if both of the following conditions apply: (1) Grantee engages in administrative, executive, or professional work as described in ORS 653.020(3); and (2) Grantee’s total annual compensation including commissions, if any, at termination exceeds $108,575.64 in 2023, adjusted annually for inflation.2 For purposes of the foregoing test only, “administrative, executive, or professional work” means that Grantee: (1) performs predominantly intellectual, managerial or creative tasks; (2) exercises discretion and independent judgment; and (3) earns a salary paid on a salary basis.

Grantee may contact his or her local human resources representative with any questions regarding his or her rate of earnings.

WASHINGTON
(a) Section 2(E)(Non-Competition) and Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions will not be enforceable against Grantee unless he /she earns from Company at least $116,593.18 in Box 1 W-2 annual compensation, as adjusted annually for inflation by the Washington State Department of Labor & Industries (“Earnings Threshold”). Grantee further agrees that if, at the time Grantee signs the Agreement, his or her earnings do not meet the Earnings Threshold, Section 2(E)(Non-Competition), and Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions, will automatically become enforceable against Grantee if and when his or her salary meets the Earnings Threshold.

(b) the Company further agrees that if Grantee’s employment with the Company is terminated as the result of a layoff, the Company will not enforce Section 2(E)(Non-Competition) and Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions against the Grantee unless, during the period of enforcement, the Company pays the Grantee compensation equivalent to Grantee’s final base pay at the time of the termination of his or her employment, minus the amount of any compensation Grantee earns through employment after the end of his or her employment with the Company, which Grantee agrees to promptly and fully disclose. For purposes of this section, “layoff” means termination of Grantee’s employment by the Company for reasons of the Company’s insolvency or other purely economic factors, and specifically excludes termination of Grantee’s employment for any other reason, either with or without cause.

(c) The following provision replaces Section 2(F) of the Confidentiality Provisions:
Non-Solicitation of Customers. Grantee acknowledges and agrees that during his/her employment, and for eighteen (18) months after the Date of Termination, Grantee has not and will not directly or indirectly solicit Customers (as defined in Section 1(c) above) to cease or reduce the extent to which it is doing business with the Company.

(d) The following provision replaces Section(G) of the Confidentiality Provisions:
Non-Solicitation of Employees and Agents.  Grantee acknowledges and agrees that during his/her employment, and for a period of eighteen (18) months after the Date of Termination, Grantee has not and will not, directly or indirectly, whether on behalf of Grantee or others, solicit, lure or attempt to solicit or lure any of the Company’s employees or agents to leave the Company.
2 This is $108,575.64 for 2023.

Exhibit 10(iii)A(78)
(e) Grantee acknowledges and agrees if he or she is a newly hired employee, Grantee was given advance notice of Section 2(E)(Non-Competition) and Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions in writing prior to accepting the Company’s offer of employment. If this Agreement is entered into after the commencement of Grantee’s employment with the Company, Grantee confirms that he / she has received RSUs, which Grantee agrees to be independent consideration that involves new promises or obligations previously not required of the parties.
WASHINGTON D.C.
No employer operating in the District of Columbia may request or require any employee working in the District of Columbia to agree to a non-compete policy or agreement, in accordance with the Ban on Non-Compete Agreements Amendment Act of 2020. As such, for Grantees who primarily reside and work for the Company in Washington D.C., then Section 2(E)(Non-Competition), Section 2(F)(Non-Solicitation of Customers), and Section 2(H)(Non-Solicitation of Sales Agents) of the Confidentiality Provisions are deleted and do not apply.